CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities of be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee
4.00% Senior Notes due 2025	$250,000,000	$29,050(1)

(1)	The registration fee of $29,050 is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for the registrant’s registration statement on Form S-3 (File No. 333-184790) filed with the Securities and Exchange Commission on November 6, 2012.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-184790

PROSPECTUS SUPPLEMENT

to Prospectus dated November 6, 2012

$250,000,000

4.00% Senior Notes due 2025

Retail Properties of America, Inc. is offering $250,000,000 aggregate principal amount of 4.00% Senior Notes due 2025, or the notes. The notes will mature on March 15, 2025 unless redeemed at our option prior to such date.

Interest on the notes will be paid semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2015.

We may redeem the notes at our option and in our sole discretion, at any time or from time to time prior to maturity, in whole or in part, for cash at the applicable redemption price described in this prospectus supplement in the section entitled “Description of Notes— Redemption of the notes at the option of the Company.”

The notes will be our direct, senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “Description of Notes—Book-entry, delivery and form.”

The notes are a new issue of securities with no established trading market. We currently have no intention to apply to list the notes on any securities exchange or automated dealer quotation system. The underwriters may make a market in the notes after the completion of this offering, but will not be obligated to make a market in the notes and may discontinue such market making at any time at their sole discretion. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 4 of the accompanying prospectus and on page 3 of our Annual Report on Form 10-K for the year ended December 31, 2014.

	Per Note(1)	Total
Public offering price(1)	99.526%	$248,815,000
Underwriting discount	0.650%	$1,625,000
Proceeds, before expenses, to us(1)	98.876%	$247,190,000

(1)	Plus accrued interest, if any, from March 12, 2015

We expect delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear system, on or about March 12, 2015.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint-Book Running Managers

Wells Fargo Securities	Citigroup

Deutsche Bank Securities	Jefferies

Senior Co-Managers

BofA Merrill Lynch	KeyBanc Capital Markets

Co-Managers

Regions Securities LLC	Scotiabank	US Bancorp	Capital One Securities

MUFG	BB&T Capital Markets	SMBC Nikko

Prospectus Supplement dated March 5, 2015.

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we have prepared. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, especially the “Risk Factors” section beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission, or SEC, on February 18, 2015 before making an investment decision regarding the notes.

About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire document, including the prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. To the extent the information included or incorporated by reference in this prospectus supplement differs or varies from the information included or incorporated by reference in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes such information.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Please see “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and “Forward-Looking Statements” in the accompanying prospectus.

Unless otherwise indicated or the context requires otherwise, in this prospectus supplement and the accompanying prospectus, references to “our company”, “we”, “us” and “our” mean Retail Properties of America, Inc. and its consolidated subsidiaries.

Our Company

We are a real estate investment trust, or REIT, and are one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of December 31, 2014, we owned 208 retail operating properties representing 30,523,000 square feet of gross leasable area, or GLA. Our retail operating portfolio includes power centers, neighborhood and community centers, and lifestyle centers and predominantly multi-tenant retail mixed-use properties, as well as single-user retail properties.

The following table summarizes our operating portfolio, including our office properties, as of December 31, 2014:

Property Type	Number of Properties	GLA (in thousands)	Occupancy	Percent Leased Including Leases Signed(a)
Operating Portfolio:
Multi-tenant retail
Power centers	60	14,780	95.2%	96.1%
Neighborhood and community centers	89	10,546	93.5%	95.4%
Lifestyle centers and mixed-use properties	9	3,843	90.8%	91.0%

Total multi-tenant retail	158	29,169	94.0%	95.2%
Single-user retail	50	1,354	100.0%	100.0%

Total retail operating portfolio	208	30,523	94.2%	95.4%
Office	5	1,130	100.0%	100.0%

Total operating portfolio(b)	213	31,653	94.4%	95.6%

(a)	Includes leases signed but not commenced.

(b)	Excludes one multi-tenant retail operating property and one single-user office property classified as held for sale as of December 31, 2014.

In addition to our operating portfolio, as of December 31, 2014, we held interests in three retail development properties, one of which is currently under active development and held in a consolidated joint venture.

We were formed as a Maryland corporation in March 2003 and have been publicly held and subject to SEC reporting requirements since 2003. Our principal executive office is located at 2021 Spring Road, Suite 200, Oak Brook, Illinois 60523, and our telephone number is (630) 634-4200. We maintain an internet website at www.rpai.com that contains information concerning us. The information included, or referenced to, on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying prospectus.

Recent Developments

Acquisition Activity

Subsequent to December 31, 2014, we have continued to execute on our investment strategy of acquiring high quality, multi-tenant retail assets in our target markets, with total acquisitions closed or under contract of $373.1 million. These assets are located in the Washington, D.C., Austin and Seattle Metropolitan Statistical Areas (each, an “MSA”), strengthening our multi-tenant retail footprint in our target markets by 847,000 square feet. The details of the completed acquisitions are as follows:

•

In January 2015, we acquired the retail portion of Downtown Crown, a Class A mixed-use property located in Gaithersburg, Maryland, from a third party on an unencumbered basis, for a gross purchase price of $162.8 million. The property contains approximately 258,000 square feet of retail space;

•

In January 2015, we acquired Merrifield Town Center, a Class A mixed-use property located in Merrifield, Virginia, from a third party on an unencumbered basis, for a gross purchase price of $56.5 million. The property contains approximately 85,000 square feet of retail space;

•

In January 2015, we acquired Fort Evans Plaza II, a Class A multi-tenant retail property located in Leesburg, Virginia, from a third party on an unencumbered basis, for a gross purchase price of $65.0 million. The property contains approximately 229,000 square feet of retail space; and

•

In February 2015, we acquired Cedar Park Town Center, a Class A community center located in the Austin MSA, from a third party on an unencumbered basis, for a gross purchase price of $39.1 million. The property contains approximately 182,000 square feet of retail space.

Additionally, we have entered into a purchase agreement to acquire Tysons Corner, a Class A community center located in Vienna, Virginia, from a third party on an unencumbered basis, for a gross purchase price of $31.7 million. The property contains approximately 38,000 square feet of retail space. The transaction is expected to close during the first quarter of 2015, subject to satisfaction of customary closing conditions. We have also entered into a purchase agreement to acquire a Class A grocery-anchored shopping center located in the Seattle MSA, from a third party on an unencumbered basis, for a gross purchase price of $18.0 million. The transaction is expected to close during the second quarter of 2015, subject to satisfaction of customary closing conditions.

The Offering

The following summary of the offering is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement under the heading “Description of Notes” and in the accompanying prospectus under the heading “Description of Debt Securities.” As used in the following summary, references to the “Company,” “we,” “our,” or “us” refer solely to Retail Properties of America, Inc. and not to any of our subsidiaries, unless the context otherwise requires.

Issuer	Retail Properties of America, Inc.

Securities offered	$250,000,000 aggregate principal amount of 4.00% Senior Notes due 2025.

Maturity date	The notes will mature on March 15, 2025, unless redeemed at our option prior to such date.

Interest rate	4.00% per year, accruing from March 12, 2015.

Interest payment dates	March 15 and September 15 of each year, beginning on September 15, 2015.

Optional redemption	We may redeem the notes at our option and in our sole discretion, at any time or from time to time prior to 90 days prior to the maturity date in whole or in part, at the applicable redemption price described herein. If the notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date. See “Description of Notes—Redemption of the notes at the option of the Company” in this prospectus supplement.

Use of proceeds	The net proceeds from the sale of the notes are estimated to be approximately $246.6 million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering for general business purposes, which may include debt repayments. Pending such uses, we intend to temporarily use these net proceeds to repay outstanding borrowings under our $550.0 million unsecured revolving line of credit. See “Use of Proceeds” in this prospectus supplement.

Certain covenants	The indenture governing the notes will contain certain covenants that, among other things, limit our ability and our subsidiaries’ ability to:

•	incur secured and unsecured indebtedness; and

•	consummate a merger, consolidation or sale of all or substantially all of their assets.

We are also required to maintain total unencumbered assets of at least 150% of the aggregate principal amount of all of our and our subsidiaries outstanding unsecured debt. These covenants are subject to a number of important exceptions and qualifications. For further information, see “Description of Notes—Certain covenants” in this prospectus supplement.

Ranking	The notes will be our direct, senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will also be structurally subordinated in right of payment to all existing and future liabilities and indebtedness, whether secured or unsecured, of our subsidiaries.

As of December 31, 2014, we had approximately $1.6 billion of secured indebtedness and $700.0 million of unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to our subsidiaries, all of which would have been effectively senior to the notes.

Additional notes	We may from time to time, without notice to or the consent of the holders of the notes offered by this prospectus supplement, increase the principal amount of the notes outstanding by issuing additional notes in the same form and on the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for any difference in the issue date of the additional notes, and under certain circumstances, the issue price, interest accrued prior to the issue date of the additional notes and the first interest payment date, and will carry the same right to receive accrued and unpaid interest as the notes offered by this prospectus supplement, and such additional notes will form a single series with the notes offered by this prospectus supplement.

No public market	The notes are a new issue of securities with no established trading market. We currently have no intention to apply to list the notes on any securities exchange or automated dealer quotation system. The underwriters may make a market in the notes after the completion of this offering, but will not be obligated to make a market in the notes and may discontinue such market making at any time at their sole discretion. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Book-entry form	The notes will be issued in fully registered, book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificates representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances. Investors may elect to hold interests in the Global Notes through the facilities of any of DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”).

Risk factors	See “Risk Factors” on page S-8 of this prospectus supplement, as well as other information included or incorporated by reference in this prospectus supplement and accompanying prospectus, for a discussion of factors you should carefully consider that are relevant to an investment in the notes.

Trustee	U.S. Bank National Association

Governing law	State of New York.

Ratio of Earnings to Fixed Charges

The following table sets forth our consolidated ratios of earnings to fixed charges for each of the periods shown:

	Year Ended December 31,
	2014	2013		2012	2011		2010
Ratio of Earnings to Fixed Charges	1.34	—	(1)	1.03	—	(1)	—	(1)

(1)	The ratio was less than 1:1 for the years ended December 31, 2013, 2011 and 2010 as earnings were inadequate to cover fixed charges by deficiencies of approximately $28.7 million, $57.1 million and $82.3 million, respectively.

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Earnings consist of (a) pretax income or loss from continuing operations and gain on sales of investment properties before adjustment for income or loss from unconsolidated joint ventures, plus (b) fixed charges, plus (c) distributions on investments in unconsolidated joint ventures, less (d) interest capitalized. Fixed charges consist of the sum of (a) interest expensed and capitalized, (b) co-venture obligation expense (which includes the preferred return and incentive and other compensation with respect to the IWJV 2009, LLC for the years ended December 31, 2012, 2011 and 2010. The Company redeemed the full amount of the noncontrolling interest on April 26, 2012.), and (c) an estimate of the interest within rental expense.

RISK FACTORS

Investing in the notes involves risks. Before purchasing the notes offered by this prospectus supplement, you should carefully consider the following risks and the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including from our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 18, 2015, and the documents we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement or the accompanying prospectus. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to the Notes and This Offering

We are generally subject to the risks associated with debt financing, which could materially and adversely affect our ability to meet our debt service obligations under the notes.

Required principal and interest payments on our indebtedness reduce funds available for tenant improvements and leasing costs, as well as external growth initiatives and distributions to our shareholders. Our existing debt financing and debt service obligations also increase our vulnerability to general adverse economic and industry conditions, including increases in interest rates, and may affect our ability to borrow additional funds as needed on favorable terms. In addition, as our existing debt comes due or at earlier acceleration, if applicable, we may be unable to refinance it or access additional capital on favorable terms.

Further, certain of our secured indebtedness is cross-defaulted or cross-collateralized, which means that a default on that indebtedness could result in a default on other indebtedness and cause us to lose other better performing properties. We may also be forced to dispose of one or more of our properties, possibly on disadvantageous terms, in order to meet our debt obligations.

If any one of these events were to occur, our business, financial condition, liquidity, results of operations and prospects, as well as our ability to satisfy our debt service obligations with respect to the notes, could be materially and adversely affected.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital, capital expenditures and other important business uses, depends on our ability to generate sufficient cash flow in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

We may need or otherwise seek to refinance all or a portion of our indebtedness, including the notes, at or prior to maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition, liquidity, results of operations, prospects and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on favorable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity, delaying development or acquisition activities or capital expenditures or disposing of properties or other assets, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these transactions on favorable terms or at all.

The notes are structurally subordinated in right of payment to all liabilities of our existing and future subsidiaries and the remaining assets of such subsidiaries may not be sufficient to make any payments on the notes.

None of our subsidiaries will guarantee the notes. Payments on the notes are only required to be made by us. As a result, no payments are required to be made by, and holders of notes will not have a claim against the assets of, any of our subsidiaries, except if those assets are transferred, by dividend or otherwise, to us. Accordingly, the notes will be structurally subordinated in right of payment to all liabilities, including trade payables and other accrued liabilities, of our subsidiaries. The incurrence of liabilities, other than indebtedness, by any of our subsidiaries is not prohibited by the indenture governing the notes and could adversely affect our ability to pay our obligations on the notes. As of December 31, 2014, our consolidated subsidiaries had approximately $1.6 billion of indebtedness (all of which was secured indebtedness), excluding intercompany liabilities, which would have been structurally senior to the notes. As of December 31, 2014, our consolidated subsidiaries did not have any other liabilities, excluding intercompany liabilities. We anticipate that from time to time our subsidiaries will incur additional debt and other liabilities.

The notes are effectively subordinated in right of payment to our existing secured debt and any secured debt we may incur in the future.

The notes are not secured by any of our assets or those of our subsidiaries. As a result, the notes are effectively subordinated in right of payment to our existing secured debt and any secured debt we may incur in the future to the extent of the value of the collateral securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before the assets may be used to pay the holders of the notes. As of December 31, 2014, we had approximately $1.6 billion of secured consolidated debt outstanding and we will be permitted to incur substantial additional secured debt under the terms of the indenture governing the notes.

Despite our substantial outstanding indebtedness, we may incur significantly more indebtedness in the future, which could increase any or all of the risks related to our indebtedness, including our ability to pay the principal of or interest on the notes.

We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our existing indebtedness limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. In addition, the indenture governing the notes will not prevent us from incurring obligations that do not constitute indebtedness. To the extent that we incur additional indebtedness or such other obligations in the future, the risks associated with our substantial indebtedness described herein, including our possible inability to service our debt obligations, would increase.

The indenture governing the notes will contain, and certain of our debt agreements do contain, financial and other covenants that limit our operating flexibility and could adversely affect our cash flow, financial condition and results of operations.

The indenture governing the notes will contain financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

•	incur secured and unsecured indebtedness; and

•	consummate a merger, consolidation or sale of all or substantially all of our assets.

In addition, our unsecured credit agreement governing our unsecured revolving line of credit and unsecured term loan, and our note purchase agreement governing our unsecured notes payable, require compliance with certain financial and operating covenants, including, among other things, the requirement to maintain maximum unencumbered secured and consolidated leverage ratios, minimum interest and fixed charge coverage and unencumbered interest coverage ratios and minimum consolidated net worth, and contain customary events of default, including defaults on any of our recourse indebtedness in excess of $50.0 million or any non-recourse indebtedness in excess of $150.0 million in the aggregate, subject to certain carveouts, and bankruptcy or other insolvency events. The indenture governing the notes will require us to maintain at all times a specified ratio of unencumbered assets to unsecured debt and will also contain customary events of default, including defaults on our recourse indebtedness in excess of $50.0 million. Further, our unsecured credit agreement limits our distributions to the greater of 95% of funds from operations, as defined in the unsecured credit agreement, or the amount necessary for us to maintain our qualification as a REIT. The provisions of these agreements could limit our ability to make distributions to our shareholders, obtain additional funds needed to address cash shortfalls or pursue growth opportunities or other accretive transactions. In addition, a breach of these covenants or other events of default would allow the lenders or holders of the notes, as the case may be, to accelerate payment of amounts outstanding under these agreements. If payment is accelerated, our liquid assets may not be sufficient to repay such debt in full, including the repayment of your notes, and, as a result, such an event may have a material adverse effect on our cash flow, financial condition and results of operations.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, may not be maintained. The failure of an active liquid trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities with no established trading market. We currently have no intention to apply to list the notes on any securities exchange or automated dealer quotation system. The underwriters may make a market in the notes after the completion of this offering, but will not be obligated make a market in the notes and may discontinue such market making at any time at their sole discretion. Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality, and those of comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

A downgrade in our credit ratings could materially adversely affect our financial condition, liquidity and results of operations and the market price of the notes.

Our credit ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, such credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any credit rating agencies downgrade our ratings or otherwise indicate that its outlook for that rating is negative, it could have a material adverse effect on the market price of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, liquidity and results of operations and our ability to satisfy our debt service obligations, including payments on the notes.

Redemption may adversely affect your return on the notes.

The notes are redeemable at our option and we may choose to redeem some or all of the notes from time to time. If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. See “Description of Notes—Redemption of the notes at the option of the Company” in this prospectus supplement.

The market price of the notes depends on many factors, some which are beyond our control, and the occurrence of any of which could result in a decrease in the value of the notes.

The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including, among others, the following:

•	our financial performance;

•	the amount of our outstanding indebtedness;

•	prevailing market interest rates;

•	the market for similar securities;

•	the ratings of the notes;

•	the size and liquidity of the market for the notes; and

•	general economic conditions.

As a result of these factors, you may be able to sell your notes only at prices below those you believe to be appropriate, including prices below the price you paid for them. In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.

Other than as provided in the accompanying prospectus under “Description of Debt Securities—Merger, Consolidation or Sale of Assets,” the indenture will not afford the holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving us, (2) a change of control of us or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of our assets or similar transactions that may adversely affect the holders of the notes. We may, in the future, enter into certain transactions, such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have a material adverse effect on our ability to service our indebtedness, including the notes. Furthermore, the notes and the indenture will not include any provisions that would allow holders of the notes to require us to repurchase or redeem the notes in the event of a transaction of the nature described above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are considered “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of words such as “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will”, and the negative of these words and phrases or similar words or phrases. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•

the factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 18, 2015, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and beginning on page S-8 of this prospectus supplement under the heading “Risk Factors”;

•	economic, business and financial conditions, and changes in our industry and changes in the real estate markets in particular;

•	economic and other developments in the state of Texas, where we have a high concentration of properties;

•	our business strategy;

•	our projected operating results;

•	rental rates and/or vacancy rates;

•	frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants;

•	interest rates or operating costs;

•	real estate and zoning laws and changes in real property tax rates;

•	real estate valuations, potentially resulting in impairment charges, as applicable;

•	our leverage;

•	our ability to generate sufficient cash flows to service our outstanding indebtedness;

•	our ability to obtain necessary outside financing;

•	the availability, terms and deployment of capital;

•	general volatility of the capital and credit markets and the market price of our Class A common stock;

•	risks generally associated with real estate acquisitions, dispositions and redevelopment, including the cost of construction delays and cost overruns;

•	our ability to identify properties to acquire and complete acquisitions;

•	our ability to successfully operate acquired properties;

•	our ability to effectively manage growth;

•	composition of members of our senior management team;

•	our ability to attract and retain qualified personnel;

•	our ability to make distributions to our shareholders;

•	our ability to continue to qualify as a REIT;

•	governmental regulations, tax laws and rates and similar matters;

•	our compliance with laws, rules and regulations;

•	environmental uncertainties and exposure to natural disasters;

•	insurance coverage; and

•	the likelihood or actual occurrence of terrorist attacks in the U.S.

You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements). We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as required by applicable law. Investors should also refer to our annual reports on Form 10-K, quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the Securities and Exchange Commission, or SEC, and to other materials we may furnish to the public from time to time through Forms 8-K or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $246.6 million, after deducting the underwriting discount and estimated offering costs payable by us. We intend to use the net proceeds for general business purposes, which may include debt repayments.

Pending such uses, we intend to temporarily use these net proceeds to repay outstanding borrowings under our $550.0 million unsecured revolving line of credit, under which approximately $305.0 million was drawn as of March 4, 2015. Our $550.0 million unsecured revolving line of credit is part of our $1.0 billion unsecured credit facility, which consists of the unsecured revolving line of credit and a $450.0 million unsecured term loan, and which is pursuant to an unsecured credit agreement with KeyBank National Association as administrative agent and certain other financial institutions as lenders. Our unsecured revolving line of credit matures on May 12, 2017 (with a one year extension option subject to compliance with the terms of the unsecured credit agreement and payment of an extension fee). The interest rate under our unsecured revolving line of credit was approximately London Interbank Offered Rate (LIBOR) plus 1.50% as of December 31, 2014, with the interest rate subject to change in accordance with the terms of the unsecured credit agreement. The outstanding borrowings on our unsecured revolving line of credit as of March 4, 2015 were primarily used to fund acquisitions and secured mortgage payoffs and for general corporate purposes.

Affiliates of our underwriters, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc., Regions Securities LLC, Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc., Capital One Securities, Inc., Mitsubishi UFJ Securities (USA), Inc., SMBC Nikko Securities America Inc. and BB&T Capital Markets, a division of BB&T Securities, LLC, are lenders under our $550.0 million unsecured revolving line of credit and, therefore, will receive their pro rata share of the net proceeds from this offering that are used to repay our unsecured revolving line of credit. See “Underwriting” in this prospectus supplement.

DESCRIPTION OF NOTES

The following description summarizes key terms and provisions of the notes and the indenture referred to below, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption “Description of Debt Securities.”

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this “Description of Notes,” references to the “Company,” “we,” “our” or “us” refer solely to Retail Properties of America, Inc. and not to our subsidiaries. Capitalized terms used in this section have the meaning set forth below in “—Definitions.”

General

The notes will be issued pursuant to an indenture between the Company and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture. We refer to the indenture, as supplemented from time to time, as the “indenture”. The indenture will comply with the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act. The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. You may request copies of the indenture and the form of the notes from us.

The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Book entry, delivery and form.” The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes. Only registered holders will have rights under the indenture.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The terms of the notes provide that the Company is permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts it is required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. The Company will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption of notes.

Ranking

The notes will be the Company’s direct, senior unsecured obligations and will rank equally in right of payment with all of its existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated in right of payment to the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will also be structurally subordinated in right of payment to all existing and future liabilities and indebtedness, whether secured or unsecured, of our Subsidiaries. As of December 31, 2014, we had approximately $1.6 billion of secured indebtedness and $700.0 million of unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to our Subsidiaries, all of which would have been effectively senior to the notes.

Except as described under “—Certain covenants” and in the accompanying prospectus under “Description of Debt Securities—Merger, Consolidation or Sale of Assets,” the indenture governing the notes will not prohibit the Company or any of its Subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor will the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving the Company, (2) a change of control of the Company or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of the Company’s assets or similar transaction that may adversely affect the holders of the notes. The Company may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or a merger or consolidation that may increase the amount of its indebtedness or substantially change its assets, which may have an adverse effect on the Company’s ability to service its indebtedness, including the notes. See “Risk Factors—Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.”

Additional notes

The notes will initially be limited to an aggregate principal amount of $250,000,000. The Company may from time to time, without notice to or the consent of existing holders of the notes, increase the principal amount of the notes outstanding by issuing additional notes in the future on the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for any difference in the issue date and, under certain circumstances, the issue price, interest accrued prior to the issue date of the additional notes and the first interest payment date with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

Interest on the notes will accrue at the rate of 4.00% per year from and including March 12, 2015 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2015. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the March 1 or September 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, stated maturity date or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date, stated maturity date or redemption date, as the case may be, to such next business day.

If we redeem the notes in accordance with the terms of such note and the indenture, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

Maturity

The notes will mature on March 15, 2025 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “—Redemption of the notes at the option of the Company” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Redemption of the notes at the option of the Company

We may redeem the notes at our option and in our sole discretion, at any time or from time to time prior to 90 days prior to the maturity date in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 30 basis points (0.30%);

plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

Notwithstanding the foregoing, if the notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed on the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Reference Treasury Dealer” means each of (1) a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC, (2) Citigroup Global Markets Inc., and (3) any two other Primary Treasury Dealers selected by us; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1) or (2) above ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), we will substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) by lot or by such other method that is required by the depository for the notes.

In the event of any redemption of notes in part, we will not be required to:

•

issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain covenants

Limitation on total outstanding debt.    The Company will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) is greater than 60% of the sum of the following (without duplication): (1) its and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter for which financial statements are available and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Secured debt test.    The Company will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of its or any of its Subsidiaries’ property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with GAAP) of all of its and its Subsidiaries’ outstanding Debt which is secured by a Lien on any of the Company’s or any of its Subsidiaries’ property or assets is greater than 40% of the sum of (without duplication): (1) its and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter for which financial statements are available; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Debt service test.    The Company will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended, for which financial statements are available, prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with GAAP), and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Company or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of the Company or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by the Company or any of its Subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by the Company or any of its Subsidiaries whenever the Company or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of total unencumbered assets.    The Company will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its Subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis in accordance with GAAP.

Existence.    Except as permitted under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” in the accompanying prospectus, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, the Company will not be required to preserve any right or franchise if the Company’s board of directors (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the Company’s business.

Maintenance of properties.    The Company will cause all of its properties used or useful in the conduct of its business or any of its Subsidiaries’ business to be maintained and kept in good condition, repair and working order, normal wear and tear casualty and condemnation excepted, and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the Company’s judgment may be necessary in order for it to at all times properly and advantageously conduct its business carried on in connection with such properties. The Company will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in its best interest, (2) discontinuing maintenance or operation of any property if, in the Company’s reasonable judgment, such removal is in its best interest and is not disadvantageous in any material respect to the holders of the notes, or (3) selling or otherwise disposing for value its properties in the ordinary course of business consistent with the terms of the indenture.

Insurance.    The Company will, and will cause each of its Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the Company and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims.    The Company will pay or discharge or cause to be paid or discharged before it becomes delinquent:

•

all taxes, assessments and governmental charges levied or imposed on it or any of its respective Subsidiaries or on its respective or any such Subsidiary’s income, profits or property, if material to the Company; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries, if material to the Company.

However, the Company will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Provision of financial information.    The Company will:

•

file with the trustee, within 15 days after we are required to file them with the SEC, copies of the annual reports and information, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to those Sections, then we will file with the trustee copies of the quarterly and annual financial statements and accompanying Item 303 of Regulation S-K (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) disclosure that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act or any successor provision, within 15 days of the filing date that would be applicable to us at that time pursuant to applicable SEC rules and regulations; and

•

file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of the indenture as may be required from time to time by such rules and regulations.

Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate).

Calculations in respect of the notes

Except as explicitly specified otherwise herein, the Company will be responsible for making all calculations required under the notes. The Company will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on holders of the notes. The Company will provide a schedule of its calculations to the trustee, and the trustee is entitled to rely upon the accuracy of its calculations without independent verification. The trustee will forward the Company’s calculations to any holder of notes upon written request.

Events of default

The indenture will provide that the following events are “Events of Default” with respect to the notes:

•	default for 30 days in the payment of any installment of interest under the notes;

•

default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the notes in accordance with the terms of the indenture shall not constitute a default in the payment in principal;

•

the Company’s failure to comply with any of its other agreements in the notes or the indenture upon the Company’s receipt of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

•

the Company or its Subsidiaries’ failure to pay any Recourse Indebtedness for money borrowed in an outstanding principal amount in excess of $50 million at final maturity or upon acceleration after the expiration of any applicable grace period, which Recourse Indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Company from the trustee (or to the Company and the trustee from holders of at least 25% in principal amount of the outstanding notes); or

•

certain events of bankruptcy, insolvency or reorganization, court appointment of a receiver, liquidator or trustee of the Company or any Material Subsidiary or any substantial part of their respective property, or commencement of an involuntary case or other proceeding against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or any Material Subsidiary or its debts under any bankruptcy, insolvency or other similar law (which involuntary case or other proceeding remains undismissed and unstayed for 30 days). For the purposes of this provision, a “Material Subsidiary” means any Subsidiary that meets either of the following conditions: (1) the Company and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the Company and its Subsidiaries’ total consolidated assets (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which a periodic report has been filed under the Exchange Act; or (2) the Company and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the Company and its Subsidiaries’ total consolidated assets (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which a period report has been filed under the Exchange Act.

Defeasance

The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding notes (“Legal Defeasance”). Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, and to have satisfied all other obligations under such notes and the indenture, except as to:

•

the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust funds referred to below;

•

the Company’s obligations with respect to such notes concerning exchange and registration of transfer of notes, mutilated, destroyed, lost or stolen notes, issuing temporary notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trust, duties, and immunities of the trustee, and the Company’s obligations in connection therewith; and

•	the Legal Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations released with respect to certain covenants under the indenture, including the covenants listed under “—Certain covenants” above, as described in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non- payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified herein, however, the remainder of the indenture and such notes will be unaffected by the occurrence of Covenant Defeasance, and the notes will continue to be deemed “outstanding” for all other purposes under the indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•

the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding notes on the stated date for payment thereof or on the redemption date of the notes, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel confirming that:

•	the Company has received from, or there has been published by the Internal Revenue Service (the “IRS”) a ruling, or

•	since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

•

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Company is a party or by which the Company is bound;

•

the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over their other creditors with the intent of defeating, hindering, delaying or defrauding any of their creditors or others; and

•

the Company must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Modification, waiver and meetings

Modifications and amendments of, and supplements to, the indenture and the notes (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of note holders, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each note affected thereby:

•

change the stated maturity of the principal of or any installment of interest on the notes issued under such indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the notes, or adversely affect any right of repayment of the holder of the notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any note or impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

•

reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

•	modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by the Company and the trustee without the consent of any holder of the notes for any of the following purposes:

•	to evidence a successor to the Company as obligor under the indenture;

•	to add to the Company’s covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company in the indenture;

•	to add Events of Default for the benefit of the holders of the notes;

•	to amend or supplement any provisions of the indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any notes then outstanding;

•	to secure the notes;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for rights of holders of the notes if any consolidation, merger or sale of all or substantially all of our property or assets occurs;

•	to cure any ambiguity, defect or inconsistency in the indenture; provided, that the action shall not adversely affect the interests of holders of the notes in any material respect;

•	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the notes; provided, that the action shall not adversely affect the interests of the holders of the notes in any material respect; or

•

to conform the text of the indenture or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the indenture or the notes.

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the notes, the indenture provides that notes owned by the Company or any of its affiliates shall be disregarded.

The indenture contains provisions for convening meetings of the holders of the notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting duly reconvened, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.

Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding notes.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at the Company’s option as provided in the indenture.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture of holders of the notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Company. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No conversion or exchange rights

The notes will not be convertible into or exchangeable for any shares of stock of the Company.

No personal liability of directors, officers, employees and stockholders

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any of our obligations under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-entry, delivery and form

The notes will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, The Depositary Trust Company (“DTC”), and registered in the name of DTC’s partnership nominee, Cede&Co. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of global notes for certificated notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear.

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or its participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, the Company and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the notes for legended notes in certificated form, and to distribute such notes to its Participants.

Exchange of global notes for certificated notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (1) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

(2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of certificated notes for global notes

Certificated Notes may be exchanged for beneficial interests in Global Notes.

Same day settlement and payment

The underwriters will settle the notes in immediately available funds. The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing law

The indenture and the notes will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

As used in the indenture, the following terms have the respective meanings specified below:

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into the Company or any of its Subsidiaries or becomes a Subsidiary; or

•	assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into the Company or any of its Subsidiaries or becomes a Subsidiary or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Company and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•

interest expense of the Company and its Subsidiaries (including amortization of debt discount, premium and deferred financing costs or other deferred charges, the hedge income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP and gains or losses on early extinguishment of debt);

•	provision for taxes;

•	losses and gains on sales or other dispositions of properties and other investments, property valuation losses and impairment charges;

•	depreciation and amortization;

•	prepayment penalties and costs associated with early extinguishment of debt;

•	the effect of any non-recurring or other unusual, non-cash items,

all determined on a consolidated basis in accordance with GAAP. Consolidated Income Available for Debt Service will be adjusted, without duplication, to give pro forma effect in the case of any assets having been placed in service or removed from service from the beginning of the period date of determination, to include or exclude, as the case may be, any Consolidated Income Available for Debt Service earned or eliminated as a result of the placement of the assets in service or the removal of the assets from service as if the placement of the assets in service or the removal of the assets from service occurred at the beginning of the period.

“Consolidated Net Income” means for any period, the amount of net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (1) extraordinary items and (2) the portion of net income (but not losses) of the Company and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Subsidiaries.

“Debt” means, with respect to any person, without duplication:

•	indebtedness of such person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•

indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (1) the amount of indebtedness so secured and (2) the fair market value (determined in good faith by the board of directors of such person or, in the case of the Company and a Subsidiary, by the Company’s board of directors or a duly authorized committee thereof) of the property subject to such Lien;

•

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness otherwise reflected as Debt under this definition) or unconditional obligations to pay the deferred and unpaid purchase price of any property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable; or

•	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of the items under the first three bullet points above, to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP; provided, however, that the term “Debt” will also include, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person other than obligations to be liable for the Debt of another person solely as a result of non-recourse carveouts (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof) and (2) exclude any such indebtedness (or obligation referenced in clause (1) above) that has been the subject of an “in substance” defeasance in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America in effect as of the date of any required calculation or determination.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment deposit arrangement, encumbrance or preference, priority or other security agreement of any kind or nature whatsoever

“Recourse Indebtedness” means any indebtedness of the Company or any of its Subsidiaries with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such indebtedness, other than with respect to customary exceptions for certain acts or types of liability such as environmental liability, fraud and other customary non-recourse carveouts unless they are judicially determined to have been triggered and then only to the extent of such determination.

“Subsidiary” means a corporation, partnership, association, joint venture, limited liability company or other business entity which is required to be consolidated with the Company in accordance with GAAP.

“Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•	all other assets (excluding accounts receivable and non-real estate intangibles) of the Company and its Subsidiaries,

all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means the sum of, without duplication:

•	those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

•	all other assets (excluding accounts receivable and non-real estate intangibles) of us and our Subsidiaries not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain covenants—Maintenance of total unencumbered assets,” all investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent such investments would have otherwise been included.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original acquisition cost plus capital improvements) of real estate assets and related intangibles of the Company and our Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of the Company or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Company or any of its Subsidiaries.

SUPPLEMENTAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements and should be read together with the general discussion of the tax considerations relating to our qualification as a REIT and the ownership and disposition of the notes described in the accompanying prospectus under the title “Material U.S. Federal Income Tax Considerations”. To the extent any information set forth under the title “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the accompanying prospectus. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first three paragraphs under the title “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus as if those paragraphs were set forth in this prospectus supplement.

Pursuant to legislation enacted subsequent to the date of the accompanying prospectus, as of January 1, 2013, (1) the maximum tax rate on “qualified dividend income” for individuals is 20%, (2) the maximum tax rate on long-term capital gain for individuals is 20%, (3) the highest marginal individual income tax rate is 39.6%, and (4) the backup withholding rate remains at 28%. Those income tax rates do not include the 3.8% Medicare tax on net investment income. Such legislation, and subsequent legislation, also temporarily (through 2014) reduced to five years the ten-year recognition period applicable to gain recognized on the disposition of an asset acquired from a C corporation in a carryover basis transaction. We urge prospective holders of our debt securities to consult their own tax advisors regarding the impact of this legislation.

As discussed in the accompanying prospectus under the heading “Material U.S. Federal Income Tax Considerations—Qualification as a REIT—Asset Tests,” for part of 2005 and 2006, we held stock representing more than 10% of the securities (by value) of the JV REIT. Our prospectus addresses the possibility that the JV REIT may not have satisfied certain requirements for qualification as a REIT. In September 2014, the Internal Revenue Service entered into a “closing agreement” with the JV REIT confirming that the JV REIT did not fail to meet those requirements for qualification as a REIT by reason of the matters addressed therein. As a result, discussion in our accompanying prospectus relating to a potential failure to meet the 10% value test on account of our investment in the JV REIT (and a resulting potential requirement for us to depend on qualification for a relief provision with respect to our investment in the JV REIT) is now obsolete.

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax at a rate of 30% on payments of interest and dividends on, or gross proceeds from the sale or other disposition of, our equity or debt securities paid to a foreign entity unless (i) a foreign entity that is a “foreign financial institution” undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) a foreign entity that is a “non-financial foreign entity” identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Under applicable U.S. Treasury regulations, withholding under FATCA currently applies to payments of dividends on our equity securities and payments of interest on our debt securities, and will apply to payments of gross proceeds from a sale or other disposition of our equity or debt securities made after December 31, 2016. An intergovernmental agreement between the United States and an applicable foreign country may modify the rules described in this paragraph. Holders of our equity or debt securities should consult their own tax advisors regarding the possible implications of this legislation on their investment in equity or debt securities and the entities through which they hold our equity or debt securities, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below, for whom Wells Fargo Securities, LLC and Citigroup Global Markets Inc. are acting as representatives, dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$75,000,000
Citigroup Global Markets Inc.	50,000,000
Deutsche Bank Securities Inc.	25,000,000
Jefferies LLC	25,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	12,500,000
KeyBanc Capital Markets Inc.	12,500,000
Regions Securities LLC	10,000,000
Scotia Capital (USA) Inc.	10,000,000
U.S. Bancorp Investments, Inc.	10,000,000
Capital One Securities, Inc.	5,625,000
Mitsubishi UFJ Securities (USA), Inc.	5,625,000
BB&T Capital Markets, a division of BB&T Securities, LLC	4,375,000
SMBC Nikko Securities America, Inc.	4,375,000

Total	$250,000,000

The underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the principal amount of the notes if any of the notes are purchased.

The underwriters propose to offer the notes directly to the public at the public offering price specified on the cover page to this prospectus supplement and may also offer the notes to certain dealers at the respective public offering prices less a concession not to exceed 0.400% of the principal amount of the notes. The underwriters may allow, and these dealers may reallow, a concession to certain brokers and dealers not to exceed 0.250% of the principal amount of the notes. After the initial offering of the notes, the underwriters may change the public offering price and other selling terms.

The following table shows the underwriting discount that we are to pay the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Payable by the Company
Per Note	0.650%

The notes are a new issue of securities with no established trading market. We currently have no intention to apply to list the notes on any securities exchange or automated dealer quotation system. The underwriters may make a market in the notes after the completion of this offering, but will not be obligated to make a market in the notes and may discontinue such market making at any time at their sole discretion. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We estimate our expenses for this offering, other than the underwriting discount, to be approximately $600,000, and will be payable by us.

We will agree to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments which the underwriters may be required to make in respect thereof.

In order to facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating short positions in the notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the notes, the underwriters may bid for, and purchase, notes in the open market. The underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing notes in the offering if the underwriters repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any underwriter makes any representation that the underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged and may in the future engage in transactions with, and, from time to time, have performed and may perform investment banking, corporate trust and/or commercial banking services for, us and certain of our affiliates in the ordinary course of business, for which they have received and will receive customary compensation.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. These underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views with respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In particular, affiliates of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc., Regions Securities LLC, Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc., Capital One Securities, Inc., Mitsubishi UFJ Securities (USA), Inc., SMBC Nikko Securities America Inc. and BB&T Capital Markets, a division of BB&T Securities, LLC, are lenders under our $550.0 million unsecured revolving line of credit. Since we intend to temporarily use a portion of the net proceeds from this offering to repay amounts outstanding under our unsecured revolving line of credit, these lenders will receive a portion of the net proceeds from this offering through the repayment of such borrowings. The aggregate amount received by the underwriters and their affiliates, as applicable, from the repayment of borrowings may exceed 5% of the proceeds of this offering (not including the underwriting discount).

Extended Settlement

We expect that delivery of the notes will be made against payment therefore on or about March 12, 2015, which is the fifth business day following the date of pricing of the notes (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of the prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of the prospectus supplement or the next succeeding business day should consult their own advisors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 18, 2015.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the date of the termination of this offering shall also be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any statement contained in this prospectus supplement or in a previously filed document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or was deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference.

You can obtain any of the documents incorporated by reference in this document from us, or from the SEC through the SEC’s internet website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document, at no cost, by requesting them in writing or by telephone from us at the following address or telephone number:

Retail Properties of America, Inc.

Investor Relations

2021 Spring Road, Suite 200

Oak Brook, Illinois 60523

Telephone (630) 634-4200

We have filed with the SEC a registration statement on Form S-3 (File No. 333-184790) under the Securities Act with respect to the notes offered by this prospectus supplement. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement and the accompanying prospectus, which forms a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the notes offered hereby, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement and any other documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 as well as through the SEC’s internet website. Please be aware that statements in this prospectus supplement or the accompanying prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

EXPERTS

The consolidated financial statements, and the related financial statement schedules incorporated in the accompanying prospectus as supplemented by this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the effectiveness of Retail Properties of America, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and includes an explanatory paragraph referring to the Company’s adoption of Accounting Standards Update 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Goodwin Procter LLP. Certain legal matters related to this offering are being passed upon for the underwriters by Hogan Lovells US LLP.

RETAIL PROPERTIES OF AMERICA, INC.

Debt Securities

Warrants

Stock Purchase Contracts

Units

Class A Common Stock

Preferred Stock

Depositary Shares

This prospectus provides you with a general description of debt and equity securities that Retail Properties of America, Inc. and selling security holders may offer and sell from time to time. Each time we or selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

Retail Properties of America, Inc. may offer and sell these securities to or through one or more underwriters, dealers and/or agents on a continuous or delayed basis.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “RPAI.” On November 5, 2012 the last reported sale price of our Class A common stock on the New York Stock Exchange was $12.54.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 4 as well as the risk factors contained in documents Retail Properties of America, Inc. files with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2012

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us,” “our” and “our company” refer to Retail Properties of America, Inc., a Maryland corporation, together with its consolidated subsidiaries.

About This Prospectus

This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Retail Properties of America, Inc. has filed a registration statement with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus, in one or more offerings.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and related prospectus supplement. We and the selling security holders are not offering securities in any state where the offer of such securities is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of these documents.

This prospectus contains forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements on page 4 of this prospectus. You should also carefully consider the various risk factors incorporated by reference into this prospectus from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated by such forward-looking statements. You should not place undue reliance on our forward-looking statements.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

About Retail Properties of America, Inc.

We are a fully-integrated, self-administered and self-managed real estate company formed to own and operate high quality, strategically located shopping centers. We were formed as a Maryland corporation in 2003, and we have elected to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. We are one of the largest owners and operators of shopping centers in the United States. As of September 30, 2012, our retail operating portfolio consisted of 241 properties with approximately 33,537,000 square feet of gross leasable area, or GLA, was geographically diversified across 35 states and included power centers, community centers, neighborhood centers and lifestyle centers, as well as single-user retail properties. Our retail properties are primarily located in retail districts within densely populated areas in highly visible locations with convenient access to interstates and major thoroughfares. As of September 30, 2012, our retail properties had a weighted average age, based on annualized base rent, or ABR, of approximately 10.2 years since the initial construction or most recent major renovation. As of September 30, 2012, our retail operating portfolio was 91.1% leased, including leases signed but not commenced. In addition to our retail operating portfolio, as of September 30, 2012, we also held interests in 10 office properties, two industrial properties, 22 retail operating properties held by three unconsolidated joint ventures, three retail properties under development and two operating properties classified as held for sale. The following summarizes our consolidated operating portfolio as of September 30, 2012:

Description	Number of Properties	GLA (in thousands)	Occupancy	Percent Leased Including Leases Signed (a)
Retail
Wholly-owned	241	33,537	88.4%	91.1%

Office/Industrial
Wholly-owned	12	3,003	100.0%	100.0%

Total consolidated operating portfolio	253	36,540	89.4%	91.8%

(a)	Includes leases signed but not commenced.

As of September 30, 2012, over 90% of our shopping centers, based on GLA, were anchored or shadow anchored by a grocer, discount department store, wholesale club or retailer that sells basic household goods or clothing, including Target, TJX Companies, PetSmart, Best Buy, Bed Bath & Beyond, Home Depot, Kohl’s, Wal-Mart, Publix and Lowe’s. Overall, we have a broad and highly diversified retail tenant base that includes approximately 1,500 tenants with no one tenant representing more than 3.3% of the total ABR generated from our retail operating properties, or our retail ABR.

Our principal executive office is located at 2901 Butterfield Road, Oak Brook, Illinois 60523, and our telephone number is (630) 218-8000. We maintain an internet website at www.rpai.com that contains information concerning us. The information included or referenced to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus.

Recapitalization

On March 20, 2012, we effectuated a ten-to-one reverse stock split of our then outstanding common stock. Immediately following the reverse stock split, we redesignated all of our common stock as Class A common stock.

On March 21, 2012, we paid a stock dividend pursuant to which each then outstanding share of our Class A common stock received:

•	one share of Class B-1 common stock; plus

•	one share of Class B-2 common stock; plus

•	one share of Class B-3 common stock.

These transactions are referred to as the Recapitalization. Class B-1 common stock, Class B-2 common stock and Class B-3 common stock are collectively referred to as the Company’s Class B common stock, while Class A and Class B common stock are collectively referred to as the common stock. We listed our Class A common stock on the New York Stock Exchange on April 5, 2012 under the symbol RPAI, which we refer to as the Listing. Our Class B common stock is identical to our Class A common stock except that (i) we do not intend to list the Class B common stock on a national securities exchange and (ii) shares of Class B common stock convert automatically into shares of Class A common stock at specified times. On October 5, 2012, our Class B-1 common stock converted automatically into Class A common stock. Subject to the provisions of our charter, shares of Class B-2 and Class B-3 common stock convert automatically into shares of Class A common stock 12 months following the Listing and 18 months following the Listing, respectively. On the 18 month anniversary of the Listing, all shares of Class B common stock will have converted into Class A common stock. Each share of Class A common stock and Class B common stock participates in distributions equally.

Ratio of Earnings to Fixed Charges

The following table sets forth Retail Properties of America, Inc.’s consolidated ratios of earnings to fixed charges for each of the periods shown:

	Nine Months Ended September 30, 2012		Year Ended December 31, 2011		Year Ended December 31, 2010		Year Ended December 31, 2009		Year Ended December 31, 2008		Year Ended December 31, 2007
Ratio of Earnings to Fixed Charges	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)

(1)	The ratio was less than 1:1 for the nine months ended September 30, 2012 and the years ended December 31, 2011, December 31, 2010, December 31, 2009, December 31, 2008 and December 31, 2007 as earnings were inadequate to cover fixed charges by deficiencies of approximately $11.6 million, $61.6 million, $96.6 million, $84.9 million, $653.8 million and $6.1 million, respectively.

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Earnings consist of (a) pretax income from continuing operations and gain on sales of investment properties before adjustment for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income of equity investees, plus (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in the fixed charges, less (f) interest capitalized, less (g) preferred stock dividend requirements of consolidated subsidiaries, less (h) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of the sum of (a) interest expensed and capitalized (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense and (d) preferred stock dividend requirements of consolidated subsidiaries.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth Retail Properties of America, Inc.’s consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods shown:

	Nine Months Ended September 30, 2012		Year Ended December 31, 2011		Year Ended December 31, 2010		Year Ended December 31, 2009		Year Ended December 31, 2008		Year Ended December 31, 2007
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)

(1)	The ratio was less than 1:1 for the nine months ended September 30, 2012 and the years ended December 31, 2011, December 31, 2010, December 31, 2009, December 31, 2008 and December 31, 2007 as earnings were inadequate to cover fixed charges by deficiencies of approximately $11.6 million, $61.6 million, $96.6 million, $84.9 million, $653.8 million and $6.1 million, respectively.

The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by combined fixed charges and preferred stock dividends. Earnings consist of (a) pretax income from continuing operations and gain on sales of investment properties before adjustment for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income of equity investees, plus (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in the fixed charges, less (f) interest capitalized, less (g) preferred stock dividend requirements of consolidated subsidiaries, less (h) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of the sum of (a) interest expensed and capitalized (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense and (d) preferred stock dividend requirements of consolidated subsidiaries. Preferred stock dividends are the amount of pre-tax earnings that are required to pay the dividends on outstanding preferred stock.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) Retail Properties of America, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, (ii) Retail Properties of America, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and (iii) documents Retail Properties of America, Inc. files with the SEC after the date of this prospectus that are deemed incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•	general economic, business and financial conditions, and changes in our industry and changes in the real estate markets in particular;

•	adverse economic and other developments in the Dallas-Fort Worth-Arlington area, where we have a high concentration of properties;

•	general volatility of the capital and credit markets and the market price of our Class A common stock;

•	changes in our business strategy;

•	defaults on, early terminations of or non-renewal of leases by tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	increased interest rates and operating costs;

•	declining real estate valuations and impairment charges;

•	availability, terms and deployment of capital;

•	our failure to obtain necessary outside financing;

•	our expected leverage;

•	decreased rental rates or increased vacancy rates;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	risks of real estate acquisitions, dispositions and redevelopment, including the cost of construction delays and cost overruns;

•	our failure to successfully operate acquired properties and operations;

•	our projected operating results;

•	our ability to manage our growth effectively;

•	our failure to successfully redevelop properties;

•	our ability to successfully transition certain corporate office functions from related parties to third parties or to us;

•	estimates relating to our ability to make distributions to our shareholders in the future;

•	impact of changes in governmental regulations, tax law and rates and similar matters;

•	our failure to qualify as a REIT;

•	future terrorist attacks in the U.S.;

•	environmental uncertainties and risks related to natural disasters;

•	lack or insufficient amounts of insurance;

•	availability of and our ability to attract and retain qualified personnel;

•	retention of our senior management team;

•	our understanding of our competition;

•	changes in real estate and zoning laws and increases in real property tax rates; and

•	our ability to comply with the laws, rules and regulations applicable to companies.

You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements). We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus, except as required by applicable law. Investors should also refer to Retail Properties of America, Inc.’s annual reports on Form 10-K, quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as it files them with the SEC, and to other materials Retail Properties of America, Inc. may furnish to the public from time to time through Forms 8-K or otherwise.

HOW WE INTEND TO USE THE PROCEEDS

Unless we provide otherwise in a supplement to this prospectus, we expect to use the net proceeds from any sale of securities by us under this prospectus for one or more following:

•	the acquisition, development, and improvement of properties;

•	the repayment of debt;

•	the possible repurchase of our common stock;

•	capital expenditures;

•	working capital; and

•	other general business purposes.

Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

We will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

DESCRIPTION OF WARRANTS

Please note that in the sections entitled “Description of Warrants,” “Description of Stock Purchase Contracts,” “Description of Units,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares” and “Description of Debt Securities,” references to “we,” “our” and “us” refer only to Retail Properties of America, Inc. and not to its consolidated subsidiaries. This section outlines some of the provisions of each warrant agreement pursuant to which warrants may be issued, the warrants or rights, and any warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to any warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

We may issue warrants. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. Most of the financial and other specific terms of any such series of securities will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the security you purchase. The terms used in the applicable prospectus supplement generally will have the meanings described in this prospectus, unless otherwise specified in the applicable prospectus supplement.

Warrants

We may issue warrants, options or similar instruments for the purchase of our preferred stock, Class A common stock, depositary shares or units. We refer to these collectively as “warrants.” Warrants may be issued independently or together with preferred stock, Class A common stock, depositary shares or units, and may be attached to or separate from those securities.

Agreements

Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The warrant agent will act solely as our agent in connection with the warrant agreement or any warrant certificates and will not assume any obligation or relationship of agency or trust for or with any warrant holders. Copies of the forms of agreements and the forms of certificates representing the warrants will be filed with the SEC near the date of filing of the applicable prospectus supplement with the SEC. Because the following is a summary of certain provisions of the forms of agreements and certificates, it does not contain all information that may be important to you. You should read all the provisions of the agreements and the certificates once they are available.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the designation and terms of any securities with which the warrants are issued and in that event the number of warrants issued with each security or each principal amount of security;

•	the dates on which the right to exercise the warrants will commence and expire, and the price at which the warrants are exercisable;

•	the amount of warrants then outstanding;

•	material U.S. federal income tax consequences of holding or exercising these securities; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from any securities with which they were issued, an exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant exercisable for other securities or other property, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Modification Without Consent

We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modification With Consent

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment. However, no such amendment that:

•	increases the exercise price of such warrant;

•	shortens the time period during which any such warrant may be exercised;

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants; or

•	otherwise adversely affects the exercise rights of warrant holders in any material respect;

may be made without the consent of each holder affected by that amendment.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

This section outlines some of the provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the stock purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of Class A common stock, preferred stock, depositary shares or other security or property at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of Class A common stock, preferred stock, depositary shares or other security or property. The consideration per share of Class A common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security or property or, they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or Class A common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the Class A common stock, preferred stock, depository shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of shares of Class A common stock, shares of preferred stock, stock purchase contracts, warrants and debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Warrants,” “Description of Stock Purchase Contracts,” “Description of Common Stock,” “Description of Preferred Stock” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939, or the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Maryland law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is not complete but is a summary of the rights and preferences of our common stock. While we believe that the following description covers the material terms of our common stock, the description may not contain all of the information that is important to you. We encourage you to read carefully our charter and bylaws and the applicable provisions of Maryland law for a more complete understanding of our common stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto.

General

Our charter provides that we may issue up to 475,000,000 shares of Class A common stock, 55,000,000 shares of Class B-1 common stock, 55,000,000 shares of Class B-2 common stock, 55,000,000 shares of Class B-3 common stock and 10,000,000 shares of preferred stock, each having par value $0.001 per share. As of November 5, 2012, there were 133,606,778 shares of Class A common stock, 48,518,389 shares of Class B-2 common stock and 48,518,389 shares of Class B-3 common stock issued and outstanding and no shares of preferred stock issued and outstanding. Our board of directors, without any action on the part of our shareholders, may authorize the issuance of common or preferred stock, may establish the terms of any stock to be issued, and, with the approval of a majority of the entire board, may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series. Under Maryland law, our shareholders generally are not personally liable for our debts and obligations solely as a result of their status as shareholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to our charter restrictions on the transfer and ownership of our stock and the preferential rights of holders of any other class or series of our stock, distributions may be made to the holders of our common stock if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion (except for Class B common stock), sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our charter restrictions on the transfer and ownership of our stock. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. Except as may be provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. Except as required under Maryland law, holders of all classes of our common stock will vote together as a single class.

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate, merge, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by our board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, our charter provides that any of these actions may be approved by the affirmative vote of a majority of all the votes entitled to be cast with respect to such matter. In addition, all other matters to be voted on by shareholders, other than the election of directors, must be approved by a majority of the votes cast at a meeting at which a quorum is present, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock. In elections of directors, a director will be elected by a plurality of the votes cast in the election of directors. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors. For more information regarding the voting standard for director elections, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Annual Elections.”

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer and ownership of shares of stock, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our shareholders. No shares of preferred stock are presently outstanding.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or market system on which our securities may be listed or traded. Therefore, our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our shareholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, after the amendment and restatement of our charter and subject to the exceptions and the constructive ownership rules described below, no person may beneficially or constructively own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of our common stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of our outstanding stock or less than 9.8% in value or number of our outstanding shares of common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity could, nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially in excess of 9.8% in value of our outstanding stock or 9.8% in value or number of our outstanding shares of common stock.

In addition to the ownership limits, our charter prohibits any person from actually or constructively owning shares of our stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such. Our charter also prohibits any person from beneficially owning shares of our stock to the extent that such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code, without regard to whether the ownership interest is held during the last half of a taxable year.

Our board of directors may, in its sole discretion, exempt a person from the ownership limits and certain other limits on ownership and transfer of our stock described above, and may establish a different limit on ownership for any such person. However, the board of directors may not exempt any person whose ownership of our outstanding stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of our stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must agree that any violation or attempted violation of such representations or undertakings will result in the shares of stock being automatically transferred to a trust as described below. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the waiver.

In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

Our charter further prohibits:

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of our stock if such ownership would result in our failing to qualify as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if there is any purported transfer of our stock or other event that, if effective, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our charter, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any dividends or other distributions that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any dividends or other distributions that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee shall be designated by us and shall be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such violation, including, but not limited to, causing the company to redeem shares of common stock or preferred stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Following the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of any class or series of our stock, must, upon request, provide us written notice of the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our stock, and any person (including the shareholder of record) who is holding shares of our stock for a beneficial owner or constructive owner shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

All certificates representing shares of common stock, if any, will bear a legend referring to the restrictions described above.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Registrar and Transfer Company.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the material provisions of the preferred stock we may offer. This description is not complete and is subject to, and is qualified entirely by reference to our charter, bylaws and the applicable provisions of Maryland law. Any series of preferred stock we issue will be governed by our charter (as amended and in effect as of the date of such issuance).

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without shareholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued. No shares of our preferred stock are presently outstanding. The specific terms of any series of preferred stock offered hereunder will be described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all outstanding depositary shares have been converted (if convertible) into shares of Class A common stock or another series of preferred stock; or

•	there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of our company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF DEBT SECURITIES

Debt Securities May Be Senior or Subordinated

Retail Properties of America, Inc. may issue senior or subordinated debt securities at one or more times in one or more series. Each series of debt securities may have different terms. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Retail Properties of America, Inc. or its subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Retail Properties of America, Inc.

No principal, shareholder, officer, director or employee of Retail Properties of America, Inc. or of any successor of Retail Properties of America, Inc. has any obligation for payment of debt securities or for any Retail Properties of America, Inc.’s obligations, covenants or agreements contained in the debt securities or the applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of debt securities.

The senior debt securities of Retail Properties of America, Inc. will be issued under the senior debt indenture, as described below, and will rank equally with all of Retail Properties of America, Inc.’s other senior unsecured and unsubordinated debt.

The subordinated debt securities Retail Properties of America, Inc. will be issued under the subordinated debt indenture, as described below, and will be subordinate in right of payment to all of Retail Properties of America, Inc.’s “senior indebtedness,” as defined in the subordinated debt indenture, as described under “Description of Debt Securities—Subordination Provisions” beginning on page 31 and in the prospectus supplement. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of Retail Properties of America, Inc.’s most recent fiscal quarter. None of the indentures limit Retail Properties of America, Inc.’s ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Retail Properties of America, Inc. senior indebtedness will be structurally subordinate to the indebtedness of our subsidiaries. See—“Retail Properties of America, Inc.’s Debt Securities Are Structurally Subordinated to Indebtedness of Its Subsidiaries” below.

When we refer to “senior debt securities” in this prospectus, we mean the senior debt securities of Retail Properties of America, Inc., unless the context requires otherwise. When we refer to “subordinated debt securities” in this prospectus, we mean the subordinated debt securities of Retail Properties of America, Inc., unless the context requires otherwise. When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” beginning on page 70 to find out how you can obtain a copy of those documents.

The Senior Debt Indenture and the Subordinated Debt Indenture of Retail Properties of America, Inc.

The senior debt securities of Retail Properties of America, Inc. will be issued under an indenture, dated as of a date prior to such issuance, between Retail Properties of America, Inc. as the issuer of the debt securities, and a trustee to be determined, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” The subordinated debt securities of Retail Properties of America, Inc. will be issued under a separate indenture, dated as of a date prior to such issuance, between Retail Properties of America, Inc. as the issuer of the debt securities, and a trustee to be determined, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to a trustee under any senior or subordinated indenture as the “trustee.”

The indentures will be subject to and governed by the Trust Indenture Act. We included copies of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference. Except as otherwise indicated, the terms of the indentures are identical. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by Retail Properties of America, Inc. under the indentures. When we refer to the indenture or the trustee with respect to any debt securities of Retail Properties of America, Inc., we mean the indenture under which those debt securities are issued and the trustee under that indenture.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities with terms different from those of the debt securities previously issued under the indenture;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured.

Except as described under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” beginning on page 27 or as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving Retail Properties of America, Inc. or any of our affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets. Neither governing law, nor our governing instruments, define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

Information in the Prospectus Supplement

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt securities of a particular series being offered. The terms used in any prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

We will describe most of the financial and other specific terms of a particular series of debt securities being offered, whether it be a series of the senior debt securities or subordinated debt securities, in a prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material U.S. federal income tax considerations relating to the debt securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

Disclosure of the specific terms of a particular series of debt securities in the applicable prospectus supplement may include some or all of the following:

•	the title of the debt securities;

•	whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•	the stated maturity;

•	the price at which the debt securities will be issued, expressed as a percentage of the principal amount, and the original issue date;

•	the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which those dates will be determined;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•	whether the debt securities may be converted into Class A common stock or preferred stock of Retail Properties of America, Inc. or other securities, the terms on which such conversion may occur, including whether such conversion is mandatory, at the option of the holder or at our option, the period during which such conversion may occur, the initial conversion price or rate, and the circumstances or manner in which the shares of Class A common stock or preferred stock issuable upon conversion may be adjusted or calculated according to the market price of Retail Properties of America, Inc. Class A common stock or preferred stock or such other securities or other applicable parameters;

•	the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•	any deletions from, modifications of, or additions to our events of default or covenants with regard to such debt securities, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•	the currency or currencies in which the debt securities are denominated and in which principal and/or interest is payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•	whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•	whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•	the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

•	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•	whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•	the circumstances, if any, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•	if the debt securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•	the name of the applicable trustee and the nature of any material relationship with us or with any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

Original Issue Discount Securities

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. The applicable prospectus supplement will describe the material U.S. federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Fixed Rate Debt Securities

We may issue fixed rate debt securities. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged.

Floating Rate Debt Securities

We may issue floating rate debt securities. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Indexed Debt Securities

We may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Amounts That We May Issue

None of the indentures limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities do not limit Retail Properties of America, Inc.’s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, Retail Properties of America, Inc. is not subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the applicable trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Retail Properties of America, Inc.’s Debt Securities Are Structurally Subordinated to Indebtedness of Its Subsidiaries

Retail Properties of America, Inc.’s indebtedness is structurally subordinate to debt of our subsidiaries. In addition, because our assets consist principally of interests in the subsidiaries through which we own our properties and conduct our business, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the applicable subsidiary, except to the extent that any claims we may have as a creditor of such subsidiary are recognized. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are issued in book-entry form and represented by a global security registered in the name of a depositary, a holder of debt securities of any series may:

•	exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we nor any trustee will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that Retail Properties of America, Inc. may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of its assets to, or (3) merge with or into, any other entity provided that:

•	either it is the continuing entity, or the successor entity, if other than Retail Properties of America, Inc., is an entity organized and existing under the laws of the United States and assumes its obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of its debt securities and (B) to duly perform and observe all of its covenants and conditions contained in the applicable indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes the obligation of Retail Properties of America, Inc. or the obligation of any of our subsidiaries as having been incurred by us or by such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each trustee.

Covenants

Existence. Except as described under “—Merger, Consolidation or Sale of Assets” above, the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if the board of directors of Retail Properties of America, Inc. determines that any right or franchise is no longer desirable in the conduct of our business.

Provision of Financial Information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file copies of such reports and documents with the trustee and (2) within 30 days after the filing of such reports and documents with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities summary of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of Retail Properties of America, Inc. relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

•	default in making any sinking fund payment as required for any debt security of such series;

•	default in the performance or breach of any other covenant or warranty of Retail Properties of America, Inc. contained in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues for 60 days after written notice to Retail Properties of America, Inc. as provided in the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization of Retail Properties of America, Inc.; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•	we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium (or make-whole amount) or interest;

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

•	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

Retail Properties of America, Inc. and the respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to the covenants of Retail Properties of America, Inc. for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the applicable subordinated debt indenture may prohibit the issuer of subordinated debt securities from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the applicable subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer’s senior debt, as defined in the applicable subordinated debt indenture, including all debt securities the issuer has issued and will issue under the applicable senior debt indenture.

The applicable subordinated debt indentures define “senior debt” as the principal of and premium, if any, and interest on all indebtedness of the issuer, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations the issuer, as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the issuer is a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the issuer, to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of the issuer” includes indebtedness of others guaranteed by the issuer and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of the issuer” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

The subordinated debt indentures provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving the issuer or its assets;

•	in the event of any liquidation, dissolution or other winding up of the issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer;

•	if any subordinated debt securities of issuer have been declared due and payable before their stated maturity;

•	in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of the issuer has occurred and is continuing, permitting the holders of that senior debt of the issuer or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded; or

•	if any judicial proceeding is pending with respect to a payment default or an event of default described in the immediately preceding clause.

If the trustee under the applicable subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent Retail Properties of America, Inc. from making any payment when due on the subordinated debt securities of any series, Retail Properties of America, Inc. will be in default on its obligations under that series if it does not make the payment when due. This means that the trustee under the applicable subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Modification of Subordination Provisions

Retail Properties of America, Inc. may not amend the subordinated debt indenture governing any series of subordinated debt securities it has already issued to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, Retail Properties of America, Inc. may not modify the subordination provisions of the subordinated debt indenture governing any series of subordinated debt securities it has already issued in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•	either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and any premium or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

•	Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•	to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

When we use the term “government obligations,” we mean securities that are:

•	direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•	a currency, currency unit or composite currency both by the government of the country or the confederation that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium (or make-whole amount), if any, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which debt securities of Retail Properties of America, Inc. are convertible into shares of Class A common stock or preferred stock of Retail Properties of America, Inc. or other securities will be set forth in the applicable prospectus supplement. Such terms will include the terms on which such conversion may occur, including whether such conversion is mandatory, at the option of the holder or at our option, the period or periods during which such conversion may occur, the initial conversion price or rate, the circumstances under or manner in which the number of shares of Class A common stock or preferred stock of Retail Properties of America, Inc. or other securities issuable upon conversion may be adjusted or calculated according to the market price of such common stock or preferred stock of Retail Properties of America, Inc. or other securities or based on other parameters, and provisions affecting conversion in the event that the debt securities are redeemed.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

No recourse under or upon any obligation, covenant or agreement contained in any indenture or the debt securities, or because of any indebtedness evidenced thereby, shall be had against any past, present or future shareholder, employee, officer or director, as such, of Retail Properties of America, Inc. or any successor under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of debt securities waives and releases all such liability by accepting the debt securities. The waiver and release are part of the consideration for the issue of the debt securities.

Trustee

We may appoint a trustee or co-trustee as may be indicated in the applicable prospectus supplement. If an actual or potential event of default occurs with respect to any of the debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and the issuer of the debt securities would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving the issuer of the debt securities default notice or for the default having to exist for a specific period of time were disregarded.

CERTAIN PROVISIONS OF MARYLAND LAW

AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following description is qualified entirely by reference to our charter and bylaws and the applicable provisions of Maryland law.

Number of Directors; Vacancies

Our charter provides that the number of directors will be set only by our board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law, or MGCL, which is one.

Our charter also provides that we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of directors. Accordingly, except as may be provided by our board of directors in setting the terms of any class or series of shares, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Annual Elections

Each of our directors will be elected by our shareholders to serve for a one-year term and until his or her successor is duly elected and qualifies. Directors will be elected by a plurality of the votes cast at a meeting of shareholders at which a quorum is present.

Removal of Directors

Our charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. “Cause” is defined in our charter to mean conviction of a director of a felony or a final judgment of a court of competent jurisdiction holding that a director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

Calling of Special Meetings of Shareholders

Our bylaws provide that special meetings of shareholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders to act on any matter that may properly be considered at a meeting of shareholders shall be called by the secretary of the corporation upon the written request of shareholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting.

Action by Shareholders

Our charter provides that shareholder action can be taken at an annual or special meeting of shareholders or by written consent in lieu of a meeting only if it is approved unanimously. These provisions, combined with the requirements of our bylaws regarding advance notice of nominations and other business to be considered at a meeting of shareholders and the calling of a shareholder-requested special meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by shareholders may be made only

(i) by or at the direction of the board of directors or (ii) by a shareholder who was a shareholder of record both at the time of giving of notice by such shareholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures and provided the information required by our bylaws. With respect to special meetings of shareholders, only the business specified in the notice of the meeting may be brought before the meeting.

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about such qualifications or business. Although our bylaws do not give our board of directors any power to disapprove shareholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Approval of Extraordinary Corporate Actions, Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate, merge, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is declared advisable by our board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, our charter provides that any of these actions may be approved of the shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws, except the following bylaw provisions, each of which may be amended only with the affirmative vote of a majority of the votes cast on such an amendment by holders of outstanding shares of our common stock:

•	provisions opting out of the control share acquisition statute; and

•	provisions prohibiting our board or directors without the approval of a majority of the votes entitled to be the cast by holders of outstanding shares of our common stock, from revoking altering or amending any resolution, or adopting any resolution inconsistent with any previously-adopted resolution of our board of directors, that exempts any business combination between us and any other person or entity from the business combination provisions of the MGCL.

In addition, any amendment to the provisions governing amendments of our bylaws requires the approval of a majority of the votes entitled to be cast by the holders of outstanding shares of our common stock.

No Shareholder Rights Plan

We have no shareholder rights plan. In the future, we do not intend to adopt a shareholder rights plan unless our shareholders approve in advance the adoption of a plan or, if adopted by our board of directors, we submit the shareholder rights plan to our shareholders for a ratification vote within 12 months of adoption or the plan will terminate.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested shareholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation), or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Any such business combination entered into after the five-year prohibition must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested shareholder becomes an interested shareholder. Our board of directors has adopted a resolution exempting any business combination between us and any other person or entity from the business combination provisions of the MGCL. Our bylaws provide that this resolution or any other resolution of our board of directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our board of directors may only adopt any resolution inconsistent with any such resolution, with the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless appraisal rights are eliminated under the charter. Our charter eliminates all appraisal rights of shareholders

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws exempt any and all acquisitions of shares of our stock from the control share acquisition statute, and this provision of our bylaws may not be amended without the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock.

Certain Elective Provisions of Maryland Law

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (1) a classified board, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the directors, (4) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (5) a majority requirement for the calling of a special meeting of shareholders. Our charter provides that we elect to be subject to the provisions of Subtitle 8 regarding the filing of vacancies on our board of directors. Otherwise, we have not elected to be governed by these specific provisions. However, we have seven independent directors and a class of equity securities registered under the Exchange Act, so our board of directors could elect to provide for any of the foregoing provisions.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of the MGCL, our charter and our bylaws described above could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in the best interests of our shareholders. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, in each case following the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock, these provisions of the MGCL could have similar anti-takeover effects. Additionally, through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) vest in the board the exclusive power to fix the number of directors and (2) require, unless called by our chairman of the board, chief executive officer or president or the board of directors, the written request of shareholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:

•	the fact of the common directorship or interest is disclosed to our board of directors or a committee of our board, and our board or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•	the fact of the common directorship or interest is disclosed to our shareholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote, excluding votes cast by the interested director or corporation or other entity; or

•	the transaction or contract is fair and reasonable to us.

We adopted a policy which requires that all contracts and transactions between us or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors, even if less than a quorum. Where appropriate in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of directors will have no obligation to do so.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent that Maryland law in effect from time to time permits, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any officer, employee or agent of our company or a predecessor of our company.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or executive officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary addresses U.S. federal income tax considerations related to our election to be subject to taxation as a REIT and the ownership and disposition of our common stock, preferred stock and certain debt instruments that we anticipate being material to holders of such securities. This summary does not address any foreign, state, or local tax consequences of holding our common stock, preferred stock and debt instruments. The provisions of the Code concerning the U.S. federal income tax treatment of a REIT are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only, is not intended as a substitute for careful tax planning, and is not tax advice.

This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions, and administrative rulings and practice, all in effect as of the date of this prospectus, and should not be construed as legal or tax advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the IRS regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. This discussion does not purport to address all aspects of federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules. This discussion also does not consider tax considerations that may be relevant with respect to securities we may issue, or selling security holders may sell, other than our common stock, preferred stock and certain debt instruments described below. Each time we or selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to, modify or update the discussion below as appropriate. Prospective purchasers of our securities are urged to consult their tax advisors prior to any investment in our common stock, preferred stock and debt instruments concerning the potential U.S. federal, state, local, and foreign tax consequences of the investment with specific reference to their own tax situations.

Except as otherwise noted, references in this discussion of “Material U.S. Federal Income Tax Considerations” to “we,” “our,” “us” and “our company” refer to Retail Properties of America, Inc.

Taxation of our Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2003 and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for federal income tax purposes.

In connection with the filing of this Prospectus, our tax counsel, Goodwin Procter LLP, is rendering an opinion to us to the effect that, commencing with our taxable year ended December 31, 2003, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and our prior, current and proposed ownership and method of operations will allow us to satisfy the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years. The opinion of Goodwin Procter LLP is based upon various assumptions, and our representations as to our past and contemplated future ownership, investments, distributions, share valuations and operations, among other things. The opinion of Goodwin Procter LLP is expressly conditioned upon the accuracy of these and other assumptions and upon our representations, which Goodwin Procter LLP has not verified and will not verify. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution levels, and diversity of stock ownership, the various and complex REIT qualification tests imposed under the Code, the results of which have not been and will not be reviewed or verified by Goodwin Procter LLP. See “—Qualification as a REIT” below. The opinion of Goodwin Procter LLP also relies on our representation that we are entitled to utilize, and will utilize, certain “relief provisions,” if necessary, to cure a possible failure of the REIT requirements resulting from our ownership for part of 2005 and 2006 of stock of another company that intended to qualify as a REIT that may have failed certain REIT requirements. See “—Qualification as a REIT—Asset Tests” below. Accordingly, no assurance can be given that we have satisfied or will satisfy the requirements for qualification and taxation as a REIT. The opinion of Goodwin Procter LLP is based upon the law in effect as of the date of the opinion (or, with respect to past years, the law in effect for such years), which is subject to change either prospectively or retroactively. Opinions of counsel impose no obligation on counsel to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Changes in applicable law could modify the conclusions expressed in the opinion. Unlike a ruling from the IRS, an opinion of Goodwin Procter LLP is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT.

If we qualify as a REIT, we generally will be allowed to deduct dividends paid to our shareholders, and, as a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that we currently distribute to our shareholders. We intend to make distributions to our shareholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “—Qualification as a REIT—Annual Distribution Requirements” below.

Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax or excise tax in certain circumstances, including the following:

•	We will be required to pay U.S. federal income tax on our undistributed REIT taxable income, including net capital gain;

•	We may be subject to the “alternative minimum tax;”

•	We may be subject to tax at the highest corporate rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us);

•	We will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business, other than foreclosure property) unless the gain is realized in a “taxable REIT subsidiary,” or TRS, or such property has been held by us for at least two years and certain other requirements are satisfied;

•	If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

•	If we fail to satisfy any of the asset tests, and the failure is not a failure of the 5% or the 10% asset test that qualifies under the De Minimis Exception but the failure does qualify under the General Exception, as described below under “—Qualification as a REIT—Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations;

•	If we fail to satisfy any REIT requirements other than the income test or asset test requirements, described below under “—Qualification as a REIT—Income Tests” and “—Qualification as a REIT—Asset Tests,” respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

•	We will be subject to a 4% excise tax if certain distribution requirements are not satisfied;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements;”

•	If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us;

•	We will be required to pay a 100% tax on any re-determined rents, re-determined deductions, and excess interest. In general, re-determined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by one of our TRSs. Re-determined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations; and

•	Income earned by our TRSs or any other subsidiaries that are taxable as C corporations will be subject to tax at regular corporate rates.

No assurance can be given that the amount of any such U.S. federal income or excise taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Qualification as a REIT

In General

The REIT provisions of the Code apply to a domestic corporation, trust, or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that properly elects to be taxed as a REIT and such election has not been terminated or revoked, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes, and (vi) that meets the additional requirements discussed below.

Ownership Tests

In order to qualify as a REIT, commencing with our second REIT taxable year, (i) the beneficial ownership of our stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Stock ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, stock held by it is treated as owned proportionately by its beneficiaries.

We believe that we have satisfied and will continue to satisfy the above ownership requirements. In addition, our charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with all the requirements for ascertaining the ownership of our outstanding stock in that taxable year and have no reason to know that we have violated the 5/50 Test.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:

(1) First, at least 75% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on obligations secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real estate assets (other than gain from prohibited transactions), (e) income and gain derived from foreclosure property, and (f) income from certain types of temporary investments; and

(2) Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived from the real property investments described above and from other types of dividends and interest, gain from the sale or disposition of stock or securities that are not dealer property, or any combination of the above.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” under the applicable tax rules. Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not intend to charge significant rent that is based in whole or in part on the income or profits of any person, derive significant rents from related party tenants, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, or derive impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualified rents could cause us to fail to qualify as a REIT.

Distributions that we receive from a TRS will be classified as dividend income to the extent of the earnings and profits of the TRS. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test unless attributable to investments of certain new capital during the one-year period beginning on the date of receipt of the new capital. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “—Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to U.S. federal income tax to the extent we fail to meet the 75% or 95% gross income tests.

Foreclosure property. Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is (i) clearly identified as such before the close of the day on which it was acquired, originated or entered into, and (ii) accompanied by a substantially contemporaneous identification of the item being hedged, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure, monitor and document our hedging transactions so that such transactions do not jeopardize our ability to qualify as a REIT.

Qualified temporary investment income. Income derived from certain types of temporary stock and debt investments made with the proceeds of certain stock and debt offerings (but not including proceeds received pursuant to a dividend reinvestment plan), not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following such an offering. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one year period following a qualifying equity or debt offering, income from investments of the proceeds of such offering will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.

Asset Tests

At the close of each quarter of each taxable year, we must also satisfy four tests relating to the nature of our assets. First, real estate assets, cash and cash items, and government securities must represent at least 75% of the value of our total assets. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of our TRSs, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include debt securities issued by another REIT, certain “straight debt” securities (for example, qualifying debt securities of a corporation of which we own no more than a de minimis amount of equity interest), loans to individuals or estates, and accrued obligations to pay rent. Fourth, securities of our TRSs cannot represent more than 25% of our total assets. Although we believe we have met these asset tests and we intend to continue to meet them, no assurance can be given that we have met them or will be able to do so. For purposes of these asset tests, we are treated as holding our proportionate share of our subsidiary partnerships’ assets. Also, for purposes of these asset tests, the term “real estate assets” includes any property that is not otherwise a real estate asset and that is attributable to the temporary investment of new capital from certain offerings of stock and debt, but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date the REIT receives such capital. “Real estate assets” include our investments in stocks of other REITs but do not include stock of any real estate company, or other company, that does not qualify as a REIT (unless eligible for the special rule for temporary investment of new capital). Pursuant to an IRS ruling, we generally may treat shares of money mutual market funds as “cash items” for purposes of our asset tests.

We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, other than the first calendar quarter, we will not lose our REIT status if one of the following exceptions applies:

•	We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•	We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our REIT status if one of the following additional exceptions applies:

•	De Minimis Exception: The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

•	General Exception: All of the following requirements are satisfied: (i) the failure does not qualify for the above De Minimis Exception, (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with the applicable Treasury Regulations providing a description of each asset that caused the failure, and (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred. A REIT that utilizes this general relief provision must pay an excise tax equal to the greater of (a) $50,000 or (b) the product of the net income generated during a specified period by the asset that caused the failure and the highest U.S. federal income tax rate applicable to corporations.

For part of 2005 and 2006, we held stock representing more than 10% of the securities (by value) of a joint venture organized as a corporation that elected to be taxed as a REIT beginning with its taxable year ending December 31, 2005 (the “JV REIT”). We believed that the JV REIT was a qualifying REIT during our ownership period, ending in 2006, and have treated it as such in analyzing our compliance with the REIT asset tests for that period. Nonetheless, in connection with our preparation for the initial listing of our stock in April 2012, we became aware that the JV REIT may not have satisfied certain requirements for qualification as a REIT during the period we held its shares. If it were determined that the JV REIT failed any of those requirements (and the failure was not cured), then we would have failed the 10% value test described above. Failing the 10% value test would have caused us to lose our status as a REIT unless the failure was cured using the “General Exception” relief provision described above. We estimate that the resulting excise tax liability for us if reliance on such relief provision becomes necessary would be approximately $5.0 million. We believe that if we were required to pay this amount, we would have a claim for indemnification against the JV REIT under the terms of our subscription agreement entered into at the time of our original investment in 2005.

Although the REIT provisions and regulations provide no clear guidelines for determining whether our particular facts and circumstances constituted reasonable cause and not willful neglect, Treasury Regulations interpreting a similar requirement in the relief provisions for income test violations indicate that we should have reasonable cause for a 10% value asset test violation if we exercised ordinary business care and prudence in attempting to satisfy the REIT asset tests. We believe that we exercised ordinary business care and prudence with respect to satisfying the REIT requirements while investing in the JV REIT, that any failure of the 10% value test resulting from our investment in the JV REIT would be due to reasonable cause and not due to willful neglect and that we can rely on the “General Exception” relief provision if necessary to cure any such failure. Similarly, for purposes of its opinion regarding our qualification as a REIT, Goodwin Procter LLP has relied on our representations that any such failure was due to reasonable cause and not due to willful neglect and that we will take advantage of available relief provisions, if necessary. In addition, Goodwin Procter LLP has advised us that, although the issue is not free from doubt, based on certain representations from us regarding the facts and circumstances surrounding our investment in the JV REIT, certain assumptions, the relevant share purchase agreements and other relevant agreements, we should be treated as having exercised ordinary business care and prudence and that any such failure should be treated as due to reasonable cause and not due to willful neglect for purposes of the “General Exception” relief provision. It is possible, however, that the IRS or a court could disagree with these conclusions. See “—Qualification as a REIT—Failure to Qualify” for a discussion of the consequences if we were determined to have failed the 10% value test and were denied “reasonable cause” relief.

Annual Distribution Requirements

In order to qualify as a REIT, each taxable year we must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (A) the sum of (i) 90% of our REIT taxable income, determined without regard to the dividends paid deduction and by excluding any net capital gain, and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Subject to certain requirements, we may satisfy all or part of our distribution requirement by paying taxable stock dividends.

To the extent that we do not distribute all of our net capital gain and taxable income, we will be subject to U.S. federal income tax, and potentially, state and local tax, on the undistributed amount at regular corporate income tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT taxable income (subject to certain adjustments) for such year, (ii) 95% of our capital gain net income for such year, and (iii) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible federal excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential” within the meaning of the Code. A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every shareholder of a class of stock with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. If any part of a distribution is preferential, none of that distribution will be applied towards satisfying our REIT distribution requirements.

Pursuant to an IRS ruling, the prohibition on preferential dividends does not prohibit REITs from offering shares under a distribution reinvestment plan at discounts of up to 5% of fair market value, but a discount in excess of 5% of the fair market value of the shares would be considered a preferential dividend. Accordingly, we intend to limit any discounts under a dividend reinvestment plan to fall within such 5% safe harbor. Similarly, any discount that we have offered in the past under a distribution reinvestment plan was intended to fall within the safe harbor for such discounts set forth in the IRS ruling; however, the fair market value of our common stock prior to the listing of our common stock on a national securities exchange was not susceptible to a definitive determination. If the discount in the purchase price under a dividend reinvestment plan in effect prior to the listing of our stock is determined to have exceeded 5% at any time, we could fail to qualify as a REIT for any such affected year. See “—Failure to Qualify.”

Preferential dividends could include certain share repurchases that are taxed to the selling shareholder in the same manner as a regular distribution (e.g., as a taxable dividend to the extent paid out of earnings and profits), rather than as a sale or exchange. We believe that our share repurchases were properly treated as sales or exchanges for federal income tax purposes.

We may retain and pay income tax on net long-term capital gains we received during the tax year. To the extent we so elect, (i) each shareholder must include in its income (as long-term capital gain) its proportionate share of our undistributed long-term capital gains, (ii) each shareholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each shareholder’s basis in its stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. We believe that we have not had any non-REIT earnings and profits at the end of any taxable year and we intend to distribute any non-REIT earnings and profits that we accumulate before the end of any taxable year in which we accumulate such earnings and profits.

Failure to Qualify

If we fail to qualify as a REIT and such failure is not an asset test or income test failure subject to the cure provisions described above, or the result of preferential dividends, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of our current or accumulated earnings and profits, all distributions to our shareholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate shareholders may be eligible for the dividends received deduction, and individual, trust and estate shareholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains, under the provisions of Section 1(h)(11) of the Code, through the end of 2012 (unless extended. See “—Sunset of Reduced Tax Rate Provisions.”). Unless entitled to relief under specific statutory provisions, we also will be ineligible to elect to be taxed as a REIT again prior to the fifth taxable year following the first year in which we failed to qualify as a REIT under the Code.

Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our shareholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.

Prohibited Transaction Tax

Any gain realized by us on the sale of any property held (other than foreclosure property) as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our subsidiary partnerships and taking into account any related foreign currency gains or losses, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a “safe harbor” pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.

We generally intend to hold properties for investment, but we have made and will make sales of properties consistent with our strategic objectives. We believe our past sales in open tax years qualified for the statutory safe harbor. In the future, however, we may make sales at a gain that do not satisfy the safe harbor requirements described above. There can be no assurance that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property realized through a TRS or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from certain of our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Qualified REIT Subsidiaries and Disregarded Entities

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, or if a REIT owns 100% of the membership interests in a domestic limited liability company or other domestic unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the stock of which is owned by a REIT. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. To the extent we own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states or foreign taxes if they do business or own property outside the United States.

Taxation of Subsidiary Partnerships

We hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. Under the Code, a partnership generally is not subject to U.S. federal income tax, but is required to file a partnership tax return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items and is required to take such items into account in determining the partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner’s interest in the partnership.

For purposes of the REIT income and assets tests, a REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs. Our proportionate share of the assets and items of income of any subsidiary partnership, including such partnership’s share of the assets and liabilities and items of income with respect to any partnership or disregarded entity in which it holds an interest, will be treated as our assets and liabilities and items of income for purposes of applying the REIT asset and income tests.

We may form joint ventures taxed as partnerships and our joint venture partners may contribute property to such subsidiary partnerships. If our partner contributes appreciated property (i.e., property with a value in excess of adjusted tax basis) in exchange for a partnership interest, the subsidiary partnership’s initial tax basis in the property acquired generally will be less than the purchase price of the property. Although the partnership tax rules of Section 704(c) of the Code would generally attempt to provide us as the non-contributing partner with the depreciation deductions comparable to what we would receive if the subsidiary partnership purchased the appreciated assets for cash in a taxable transaction (and obtain an initial tax basis equal to the purchase price), absent certain elections, which would accelerate income to the contributor, the depreciation would be limited to tax basis. Consequently, our depreciation deductions for such properties may be less, and our tax gain on a sale of such properties may be more, than the deductions or gain, respectively, that we would have if the subsidiary partnership acquired these properties in taxable transactions. Alternatively, if we contribute appreciated property to a subsidiary partnership, such partnership may elect to use a method of allocation under Section 704(c) that accelerates income to us.

The discussion above assumes that our subsidiary partnerships will be treated as “partnerships” for U.S. federal income tax purposes. Generally, a domestic unincorporated entity with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not derive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that provision. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. For example, interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership (determined by counting indirect partners who held their partnership interest through certain flow through entities). If any subsidiary partnership were a publicly traded partnership, it would be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income, and the income requirements applicable to us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. We intend to operate so that our subsidiary partnerships will satisfy at least one of the above-mentioned safe harbors, and/or comply with the qualifying income exception, so as to avoid being taxed as a corporation under these rules. However, we do not control all of our subsidiary partnerships, and treatment of a subsidiary partnership as a corporation could prevent us from qualifying as a REIT.

Investments in Certain Debt Instruments

We may acquire mortgage, mezzanine, bridge loans and other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire or originate the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, under IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan. Such guidance also provides that any such modification will not be treated as a prohibited transaction. Even if a loan is not secured by real property, or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply; however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. Under guidance, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. The value of this guidance may be limited, however, because under the guidance appreciation in the value of the real property collateral (and loan value) could give rise to a nonqualifying asset.

The application of the REIT provisions of the Code to certain mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT qualification if we acquired them. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire.

Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are often acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note could be significant, resulting in significant income without any corresponding receipt of cash. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Investments in TRSs

We own subsidiaries that have elected to be treated as TRSs for federal income tax purposes. A TRS of ours is a corporation in which we directly or indirectly own stock and that jointly elects with us to be treated as a TRS under Section 856(l) of the Code. In addition, if one of our TRSs owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS of ours. A domestic TRS (or a foreign TRS with income from a U.S. business) pays U.S. federal, state, and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. A TRS owning property outside of the U.S. may pay foreign taxes. The taxes owed by a TRS could be substantial. To the extent that our TRSs are required to pay U.S. federal, state, local, or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our qualification as a REIT. However, several provisions regarding the arrangements between a REIT and its TRS ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants, and/or the TRS are not comparable to similar arrangements among unrelated parties.

Taxation of U.S. Shareholders

The term “U.S. shareholder” means an investor in our common stock or preferred stock that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation that is created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

In addition, as used herein, the term U.S. shareholder does not include any individuals or entities that are subject to special treatment under the Code, such as (i) insurance companies; (ii) tax-exempt organizations (except to the limited extent discussed below); (iii) financial institutions or broker-dealers; (iv) non-U.S. individuals and foreign corporations; (v) U.S. expatriates; (vi) persons who mark-to-market our common stock or preferred stock; (vii) subchapter S corporations; (viii) U.S. shareholders whose functional currency is not the U.S. dollar; (ix) regulated investment companies; (x) holders who receive our common stock or preferred stock through the exercise of employee stock options or otherwise as compensation; (xi) persons holding shares of our common stock or preferred stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; (xii) persons subject to the alternative minimum tax provisions of the Code; (xiii) persons holding our common stock or preferred stock through a partnership or similar pass-through entity; and (xiv) persons holding a 10% or more (by vote or value) beneficial interest in our stock. If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership. This summary assumes that shareholders hold our stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

Distributions

Distributions by us, other than capital gain dividends, will constitute ordinary dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate shareholders. Our ordinary dividends generally will not qualify as “qualified dividend income” currently taxed as net capital gain for U.S. shareholders that are individuals, trusts, or estates. However, provided we properly designate the distributions, distributions to U.S. shareholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains to the extent the U.S. shareholder satisfies certain holding period requirements and to the extent the dividends are attributable to (i) qualified dividend income we receive from other corporations during the taxable year, including from our TRSs, and (ii) our undistributed earnings or built-in gains taxed at the corporate level during the immediately preceding year. We do not anticipate distributing a significant amount of qualified dividend income. Absent an extension, the favorable rates for qualified dividend income will not apply for taxable years beginning after December 31, 2012. See “—Sunset of Reduced Tax Rate Provisions.”)

The discussion in this section applies equally to distributions payable in cash and taxable stock distributions. The Code provides that certain distributions payable in stock will be treated as taxable stock dividends. In addition, shares acquired through a distribution reinvestment plan are treated as taxable stock dividends. Certain features, typically with respect to preferred stock, such as certain redemption premiums and conversion ratio adjustments that have the effect of increasing the affected shareholders’ interest in our earnings or assets also may be treated as taxable stock dividends for U.S. federal income tax purposes. Taxable U.S. shareholders receiving taxable dividends of stock will be required to include as dividend income the fair market value of the stock received plus any cash or other property received in the distribution, to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. shareholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. shareholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital distribution”), a U.S. shareholder will first apply the distribution to reduce the shareholder’s tax basis in our stock, and the return of capital distribution will be tax-free to that extent. To the extent that a return of capital distribution exceeds a U.S. shareholder’s tax basis in its stock, the distribution will be taxable as capital gain realized from the sale of such stock. Under proposed regulations, a shareholder would apply a return of capital distribution pro rata, on a share-by-share basis, to each share of stock held by the shareholder with the class of stock upon which the return of capital distribution is made.

Dividends declared by us in October, November or December and payable to a shareholder of record on a specified date in any such month shall be treated both as paid by us and as received by the shareholder on December 31 of the year to the extent of our remaining current and accumulated earnings and profits for such year, provided that the dividend is actually paid by us during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to REITs if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits at the time the distribution is actually made. As a result, shareholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.

Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. shareholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

The REIT provisions of the Code do not require us to distribute our long-term capital gain, and we may elect to retain and pay income tax on our net long-term capital gains received during the taxable year. If we so elect for a taxable year, our shareholders would include in income as long-term capital gains their proportionate share of retained net long-term capital gains for the taxable year as we may designate. A U.S. shareholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would be credited or refunded to the shareholder. The U.S. shareholder’s basis in its stock would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by us) included in the U.S. shareholder’s long-term capital gains.

Passive Activity Loss and Investment Interest Limitations; No Pass Through of Losses

Dividends paid by us and gain from the disposition of our common stock or preferred stock will not be treated as passive activity income and, therefore, U.S. shareholders will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. shareholders, our dividends that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our common stock or preferred stock (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. shareholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. shareholders may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sale or Disposition of Stock

In general, any gain or loss realized upon a taxable disposition of shares of our common stock or preferred stock by a shareholder that is not a dealer in securities will be a long-term capital gain or loss if the stock has been held for more than one year and otherwise will be a short-term capital gain or loss. However, any loss upon a sale or exchange of the stock by a shareholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of our distributions or undistributed capital gains required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of our common stock or preferred stock may be disallowed if the taxpayer purchases other shares of our common stock within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the Prospectus Supplement will discuss the tax consequences of owning such securities in greater detail.

Medicare Tax on Unearned Income

For taxable years beginning after December 31, 2012, a U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (1) his or her “net investment income” for the relevant taxable year and (2) the excess of his or her modified gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). A similar regime applies to certain estates and trusts. Net investment income generally would include dividends on our common stock and preferred stock and gain from the sale of our common stock and preferred stock. If you are a U.S. investor that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our stock.

Taxation of U.S. Tax-Exempt Shareholders

In General

In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” or UBTI, which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property, based on the amount of “acquisition indebtedness” with respect to such debt-financed property. Before making an investment in shares of our common stock or preferred stock, a tax-exempt shareholder should consult its tax advisors with regard to UBTI and the suitability of the investment in our stock.

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt shareholder or gains from the disposition of our common stock or preferred stock held as capital assets generally will not constitute UBTI unless the exempt organization’s stock is debt-financed property (e.g., the shareholder has incurred “acquisition indebtedness” with respect to such stock). However, if we are a “pension-held REIT,” this general rule may not apply to distributions to certain pension trusts that are qualified trusts (as defined above) and that hold more than 10% (by value) of our stock. We will be treated as a “pension-held REIT” if (i) treating qualified trusts as individuals would cause us to fail the 5/50 Test (as defined above) and (ii) we are “predominantly held” by qualified trusts. We will be “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our stock or (ii) one or more qualified trusts, each owning more than 10% by value of our stock, hold in the aggregate more than 50% by value of our stock. In the event we are a pension-held REIT, the percentage of any dividend received from us treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a qualified trust and, therefore, subject to tax on UBTI) to (b) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. We cannot assure you that we will not be treated as a pension-held REIT.

Special Issues

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

Taxation of Non-U.S. Shareholders

The rules governing U.S. federal income taxation of shareholders who are not U.S. persons, such as nonresident alien individuals, foreign corporations, and foreign trusts and estates (“non-U.S. shareholders”), are complex. This section is only a partial discussion of such rules. This discussion does not attempt to address the considerations that may be relevant for non-U.S. shareholders that are partnerships or other pass-through entities, that hold their common stock or preferred stock through intermediate entities, that have special statuses (such as sovereigns), or that otherwise are subject to special rules under the Code. This discussion also generally is limited to investments in classes of our stock that are regularly traded on an established securities market. Prospective non-U.S. shareholders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock or preferred stock, including any reporting requirements.

Distributions

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of “United States real property interests” (as defined below) and that we do not designate as a capital gain dividend or retained capital gain generally will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates do not apply to dividends from REITs or are available in limited circumstances. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates (in the same manner as U.S. shareholders are taxed on distributions) and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. shareholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder (including any portion of any dividend that is payable in our stock) that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of “United States real property interests” unless either (i) a lower treaty rate or special provision of the Code (e.g.,

Section 892) applies and the non-U.S. shareholder files with us any required IRS Form W-8 (for example, an IRS Form W-8BEN) evidencing eligibility for that reduced rate or (ii) the non-U.S. shareholder files with us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

A non-U.S. shareholder generally will not incur U.S. federal income tax on a return of capital distribution in excess of our current and accumulated earnings and profits that is not attributable to the gain from our disposition of a “United States real property interest” if the excess portion of the distribution does not exceed the adjusted basis of the non-U.S. shareholder’s stock. Instead, the excess portion of the distribution will reduce the adjusted basis of the stock. However, a non-U.S. shareholder will be subject to tax on such a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. shareholder’s adjusted basis in the stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may file a U.S. federal income tax return and obtain a refund from the IRS of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution that is neither attributable to the gain from our disposition of a “United States real property interest” nor designated by us as a capital gain dividend, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%, unless we conclude that an exemption applies.

Subject to the exception discussed below for 5% or smaller holders of classes of stock of a corporation that are regularly traded on an established securities market located in the United States, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, regardless of whether we designate such distributions as capital gain distributions. The term “United States real property interests” includes interests in U.S. real property and stock in U.S. corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We generally must withhold 35% of any distribution subject to these rules (“35% FIRPTA Withholding”). A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

A non-U.S. shareholder that owns no more than 5% of a class of our common stock or preferred stock at all times during the one-year period ending on the date of a distribution with respect to such class will not be subject to FIRPTA, branch profits tax or 35% FIRPTA Withholding with respect to a distribution on that class of common stock or preferred stock that is attributable to gain from our sale or exchange of United States real property interests, provided that any class of our stock continues to be regularly traded on an established securities market located in the United States. Instead, any such distributions made to such non-U.S. shareholder will be subject to the general withholding rules discussed above, which generally impose a withholding tax equal to 30% of the gross amount of each distribution (unless reduced by treaty).

Distributions that are designated by us as capital gain dividends, other than those attributable to the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•	such distribution is effectively connected with the non-U.S. shareholder’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to tax on a net basis in a manner similar to the taxation of U.S. shareholders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the additional 30% branch profits tax; or

•	the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case such nonresident alien individual generally will be subject to a 30% tax on the individual’s net U.S. source capital gain.

It is not entirely clear to what extent we are required to withhold on dividends to non-U.S. shareholders that are not treated as ordinary income and are not attributable to the disposition of a United States real property interest. Unless the law is clarified to the contrary, we will generally withhold and remit to the IRS 35% of any distribution to a non-U.S. shareholder that is designated as a capital gain dividend (or, if greater, 35% of a distribution that could have been designated as a capital gain dividend). Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability.

It is also not entirely clear whether distributions that are (i) otherwise treated as capital gain dividends, (ii) not attributable to the disposition of a U.S. real property interest, and (iii) paid to non-U.S. shareholders who own 5% or less of the value of our stock at all times during the one-year period ending on the date of the distribution, will be treated as (a) long-term capital gain to such non-U.S. shareholders or as (b) ordinary dividends taxable in the manner described above. If we were to pay a capital gain dividend described in the prior sentence, non-U.S. shareholders should consult their tax advisors regarding the taxation of such distribution in their particular circumstances.

Dispositions

If gain on the sale of our common stock or preferred stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders with respect to that gain, subject to applicable alternative minimum tax, and a special alternative minimum tax in the case of nonresident alien individuals. A non-U.S. shareholder generally will not incur tax under FIRPTA on a sale or other disposition of our common stock or preferred stock if we are a “domestically controlled qualified investment entity,” which requires that, during the shorter of the period since our formation and the five-year period ending on the date of the distribution or disposition, non-U.S. shareholders hold, directly or indirectly, less than 50% in value of our stock and we are qualified as a REIT. We cannot assure you that we will be a domestically controlled qualified investment entity. However, gain recognized by a non-U.S. shareholder from a sale of our common stock or preferred stock that is regularly traded on an established securities market will not be subject to tax under FIRPTA if our stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE, and the non-U.S. shareholder owned, actually and constructively, 5% or less of the value of such class of stock at all times during a specified testing period. We believe that our common stock is currently regularly traded on an established securities market. Accordingly, a non-U.S. shareholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 5% of our common stock, provided our common stock continues to be regularly traded on an established securities market. Similarly, if we issue preferred stock that is regularly traded on an established securities market, a non U.S. shareholder should not incur tax under FIRPTA with respect to gain on a sale of such preferred stock unless it owns actually or constructively more than 5% of such preferred stock. Non-U.S. shareholders should consult their tax advisors as to the availability of the exception for holders of less than 5% of our stock in the case of a class of our stock that is not regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our common stock or preferred stock, a non-U.S. shareholder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. shareholder (i) disposes of an interest in our common stock or preferred stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our common stock or preferred stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 5% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will generally incur a 30% tax on his or her net U.S. source capital gains.

Purchasers of our common stock or preferred stock from a non-U.S. shareholder generally will be required to withhold and remit to the IRS 10% of the purchase price unless at the time of purchase (i) any class of our stock is regularly traded on an established securities market (subject to certain limits if the shares of stock sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. shareholder may receive a credit against its U.S. tax liability for the amount withheld.

U.S. Federal Income Tax Returns

If a non-U.S. shareholder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or preferred stock or on distributions attributable to the disposition of a U.S. real property interest, the non-U.S. shareholder will be required to file a U.S. federal income tax return. Prospective non-U.S. shareholders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock or preferred stock, including any reporting requirements.

Foreign Account Tax Compliance Act (“FATCA”) Withholding Rules

The FATCA provisions of the Code, enacted in 2010, impose withholding taxes on certain types of payments to (i) foreign financial institutions that do not agree to comply with certain diligence, reporting and withholding obligations with respect to their U.S. accounts and (ii) non-financial foreign entities that do not identify (or confirm the absence of) substantial U.S. owners. The withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of our common or preferred stock paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Withholding under this legislation on withholdable payments to foreign financial institutions and non-financial foreign entities is expected to apply after December 31, 2016 with respect to gross proceeds of a disposition of property that can produce U.S. source interest or dividends and after December 31, 2013 with respect to other withholdable payments (although the legislation may apply sooner for such other withholdable payments made to non-financial foreign entities).

Information Reporting Requirements and Backup Withholding Tax

We will report to our U.S. shareholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding at the current rate of 28% with respect to distributions paid, unless such shareholder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the shareholder has furnished to us is correct and the shareholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

We will also report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

For taxable years beginning after December 31, 2012, the backup withholding rates are scheduled to increase to as high as 31% (unless the current rates are extended. See “—Sunset of Reduced Tax Rate Provisions.”). Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability if the information is furnished to the IRS in a timely manner.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the

Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum U.S. federal income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% U.S. federal income tax rate for qualified dividend income, and certain other tax rate provisions described herein. The impact of these reversions generally is not discussed herein. Prospective shareholders are urged to consult their tax advisors regarding the effect of sunset provisions on an investment in our common stock or preferred stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal tax laws and interpretations of federal tax laws could adversely affect an investment in our common stock or preferred stock.

State, Local and Foreign Tax

We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and our shareholders in such jurisdictions may differ from the U.S. federal income tax treatment described above.

Taxation of Holders of Certain Fixed Rate Debt Securities

The following section describes for general information only the anticipated material U.S. federal income tax consequences of owning fixed rate debt securities that we may offer. This section applies only if the fixed rate debt securities purchased are not treated as having original issue discount for U.S. federal income tax purposes and only to holders who acquire such fixed rate debt securities in the initial offering at the offering price. If such fixed rate debt securities are purchased at a price other than the offering price, the amortizable bond premium or market discount rules may apply which are not described in this prospectus. Prospective holders should consult their own tax advisors regarding these possibilities. This section also does not apply to any debt securities treated as “equity,” rather than debt, for U.S. federal income tax purposes.

The tax consequences of owning any floating rate debt securities, convertible or exchangeable debt securities, indexed debt securities or other debt securities not covered by this discussion that we offer will be discussed in the applicable prospectus supplement.

Taxation of Taxable U.S. Holders.

The term “U.S. debt holder” means any beneficial owner of a debt security, other than an entity treated as a partnership for U.S. federal income tax purposes, that for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation that is created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code. In addition, as used herein the term “U.S. debt holder” does not include any individuals or entities that are subject to special treatment under the Code, such as those persons subject to special treatment that are listed above under “Taxation of U.S. Shareholders.”

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of debt securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of debt securities that is a partnership, and partners in such partnership, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of debt securities.

Interest and Original Issue Discount.

If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount. Generally, the “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments); and, generally, is expected to equal the principal amount of the debt security. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

If the difference between the issue price and the stated redemption price at maturity of a debt security is more than the statutory de minimis amount, the debt security will be treated as having been issued with OID. The amount of OID on a debt security, which is equal to the difference, must be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. debt holder’s regular method of tax accounting. As noted above, however, this summary generally deals with fixed rate debt securities that are not treated as being issued with OID and is not intended to discuss issues related to debt securities issued with OID.

Stated interest on a debt security generally will be included in the income of a U.S. debt holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. debt holder’s regular method of tax accounting.

Disposition of the Debt Securities.

Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security, a U.S. debt holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. debt holder’s adjusted tax basis in the debt security. A U.S. debt holder’s adjusted tax basis in a debt security generally will equal the cost of the debt security to such holder decreased by the amount of any payments other interest payments. Capital gain or loss recognized upon the disposition of a debt security will be a long-term capital gain or loss if the debt security was held for more than one year. The maximum tax rate on long-term capital gains to non-corporate U.S. debt holders is generally 15% (for taxable years through December 31, 2012; 20% thereafter unless the current rates are extended. See “—Sunset of Reduced Tax Rate Provisions.”). The deductibility of capital losses is subject to limitations.

Medicare Tax.

For taxable years beginning after December 31, 2012, a U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) his or her “net investment income” for the relevant taxable year and (2) the excess of his or her modified gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the individual’s U.S. federal income tax filing status). A similar regime applies to certain estates and trusts. Net investment income generally would include gross interest income and net gains from the disposition of a debt security. If you are a U.S. person that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our debt securities.

Information Reporting and Backup Withholding

We will report to our U.S. debt holders and to the IRS the amount of stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security made to a U.S. debt holder, and the amount we withhold, if any. Under the backup withholding rules, a U.S. debt holder may be subject to backup withholding at a current rate of up to 28% with respect to distributions unless the holder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the U.S. debt holder has furnished to us is correct and the shareholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

For taxable years beginning after December 31, 2012, the backup withholding rates are scheduled to increase to as high as 31% (unless the current rates are extended. See “—Sunset of Reduced Tax Rate Provisions.”). Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability if the information is furnished to the IRS in a timely manner. For a discussion of the backup withholding rules as applied to non-U.S. Holders, see “—Taxation of Non-U.S. Holders of Debt Securities.”

Taxation of Tax-Exempt Holders of Debt Securities

In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its UBTI, (as defined above under “Taxation of U.S. Tax-Exempt Shareholders”). Interest income accrued on our debt-securities and gain recognized in connection with dispositions of our debt securities generally will not constitute UBTI unless the tax-exempt organization holds the debt security as debt-financed property (e.g., the tax-exempt organization has incurred “acquisition indebtedness” with respect to such debt security). Before making an investment in our debt securities, a tax-exempt investor should consult its tax advisors with regard to UBTI and the suitability of the investment in our debt securities.

Taxation of Non-U.S. Holders of Debt Securities

The rules governing the U.S. federal income taxation of holders of our debt who are not U.S. persons, such as nonresident alien individuals, foreign corporations, and foreign trusts and estates (“non-U.S. shareholders”), are complex and no attempt will be made herein to provide more than a summary of such rules. In addition, the term “non-U.S. holder” as used herein does not include any person subject to special treatment under the Code. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the debt securities.

Interest and Original Issue Discount. A non-U.S. debt holder holding the debt securities on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of non-contingent interest (including OID) on a debt security so long as such payments are not effectively connected with the conduct of a trade or business in the United States by the non-U.S. debt holder (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment), unless such non-U.S. debt holder is (i) a direct or indirect beneficial owner of 10% or more of our stock, (ii) a controlled foreign corporation related to us or (iii) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In order for a non-U.S. debt holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on noncontingent interest (including OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is not a U.S. person and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN to the withholding agent. An IRS Form W-8BEN is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, an IRS form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN. A non-U.S. debt holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the debt securities on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income (including OID) with respect to a debt security is not exempt from U.S. withholding tax as described above, a non-U.S. debt holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Debt Securities. Any gain realized on the sale, redemption, exchange, retirement, repurchase or other taxable disposition of a debt security by a non-U.S. debt holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. debt holder, and (ii) in the case of a foreign individual, the non-U.S. debt holder is not present in the United States for 183 days or more in the taxable year.

Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. debt holder whose gain or interest income with respect to a debt security is effectively connected with the conduct of a trade or business in the United States by such non-U.S. debt holder (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment), although exempt from the withholding tax previously discussed provided the holder furnishes an IRS form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if the non-U.S. debt holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount” within the meaning of the Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Information Reporting and Backup Withholding.

Information reporting requirements and backup withholding generally will not apply to payments on a debt security to a non-U.S. debt holder if the statement described in “—Taxation of Non-U.S. Holders of Debt Securities” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. debt holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the debt security provides the statement described in “—Taxation of Non-U.S. Holders of Debt Securities” or otherwise establishes an exemption. Any amount withheld from a payment to a holder of a debt security under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

Foreign Account Tax Compliance Act (“FATCA”) Withholding Rules

The FATCA provisions of the Code, enacted in 2010, impose withholding taxes on certain types of payments to (i) foreign financial institutions that do not agree to comply with certain diligence, reporting and withholding obligations with respect to their U.S. accounts and (ii) non-financial foreign entities that do not identify (or confirm the absence of) substantial U.S. owners. The withholding tax of 30% would apply to interest and the gross proceeds of a disposition of our debt securities paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Withholding under this legislation on withholdable payments to foreign financial institutions and non-financial foreign entities is expected to apply after December 31, 2016 with respect to gross proceeds of a disposition of property that can produce U.S. source interest or dividends and after December 31, 2013 with respect to other withholdable payments (although the legislation may apply sooner for such other withholdable payments made to non-financial foreign entities).

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales By Us

We may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to or through brokers or dealers;

•	through a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;
•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the Class A common stock, which is listed on the New York Stock Exchange.

Class A common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to the New York Stock Exchange’s approval of the listing of the additional shares of Class A common stock sold. We may elect to list any series of securities other than Class A common stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our customers in the ordinary course of business, for which they may receive customary fees and reimbursement of expenses.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Sales by Selling Security Holders

The selling security holders may resell or redistribute securities from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive shares from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the shares by one or more of the following methods, without limitation:

•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the shares, whether or the options are listed on an options exchange;

•	through the distribution of the shares by any selling security holder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any selling security holder to sell a specified number of the shares at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling security holders may also transfer the shares by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for a selling security holder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling security holders may also sell all or a portion of their shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s shares will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. A selling security holder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

The selling security holders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in an offering against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in an offering against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the shares against specified liabilities arising under the federal securities laws in connection with the offering and sale of the shares.

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below, that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 22, 2012;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, June 30, 2012 and September 30, 2012, filed on May 8, 2012, August 7, 2012 and November 6, 2012, respectively;

•	our Current Reports on Form 8-K filed on February 28, 2012 (only with regard to Items 1.01 and 2.03), March 9, 2012 (only with regard to Item 5.03 and the first two exhibits listed in Item 9.01), March 22, 2012 (only with regard to Items 5.03 and 8.01 and all exhibits listed in Item 9.01 other than exhibit 99.1), May 17, 2012, July 20, 2012, August 24, 2012, October 11, 2012 and November 6, 2012; and

•	the amendment to our Current Report on Form 8-K filed on January 27, 2012;

•	the description of our capital stock contained in its Registration Statement on Form 8-A (File No. 001-35481) filed March 28, 2012, including any amendment or reports filed for the purpose of updating such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the date of the completion of the offering of the securities described in this prospectus shall also be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any statement contained in this prospectus or in a previously filed document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or was deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

You can obtain any of the documents incorporated by reference in this document from us, or from the SEC through the SEC’s Internet World Wide Web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document, at no cost, by requesting them in writing or by telephone from us at the following address or telephone number:

Retail Properties of America, Inc.

Investor Relations

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone (630) 218-8000

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference facilities. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Retail Properties of America, Inc.

Investor Relations

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone (630) 218-8000

We also maintain an internet site at www.rpai.com where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

EXPERTS

The consolidated financial statements, and the related financial statement schedules incorporated in this prospectus by reference from Retail Properties of America, Inc.’s Current Report on Form 8-K filed with the SEC on November 6, 2012; and the effectiveness of Retail Properties of America, Inc.’s internal control over financial reporting, incorporated in this Prospectus by reference from Retail Properties of America, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

$250,000,000

RETAIL PROPERTIES OF AMERICA, INC.

4.00% Senior Notes due 2025

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities

Citigroup

Deutsche Bank Securities

Jefferies

Senior Co-Managers

BofA Merrill Lynch

KeyBanc Capital Markets

Co-Managers

Regions Securities LLC

Scotiabank

US Bancorp

Capital One Securities

MUFG

BB&T Capital Markets

SMBC Nikko

March 5, 2015